                                                                   EXHIBIT 10.19


================================================================================



                     AGREEMENT AND PLAN OF REORGANIZATION



                                     among



                             PRI AUTOMATION, INC.,



                             E-ACQUISITION CORP.,



                           EQUIPE TECHNOLOGIES, INC.



                                      and



               CERTAIN STOCKHOLDERS OF EQUIPE TECHNOLOGIES, INC.






                         Dated as of October 25, 1997



================================================================================

                                TABLE OF CONTENTS

                                                       ARTICLE 1. THE MERGER
Section 1.1.      Officers' Certificates..........................................................................1
Section 1.2.      Closing Date....................................................................................1
Section 1.3.      Effective Time..................................................................................1
Section 1.4.      Effect on Capital Stock.........................................................................2
Section 1.5.      Exchange of Equipe Certificates.................................................................3
Section 1.6.      Other Effects...................................................................................3
Section 1.7.      Accounting and Tax Treatment....................................................................3

                                 ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF EQUIPE AND FOUNDERS

Section 2.1.      Corporate Status................................................................................4
Section 2.2.      Corporate Documents.............................................................................4
Section 2.3.      Capital Structure...............................................................................4
Section 2.4.      Authority.......................................................................................5
Section 2.5.      Investments.....................................................................................5
Section 2.6.      Financial Statements............................................................................6
Section 2.7.      Compliance with Applicable Laws.................................................................7
Section 2.8.      Litigation......................................................................................7
Section 2.9.      Properties......................................................................................7
Section 2.10.     Contracts.......................................................................................9
Section 2.11.     Taxes..........................................................................................10
Section 2.12.     Benefit Plans..................................................................................11
Section 2.13.     Absence of Certain Changes or Events...........................................................13
Section 2.14.     Officers, Directors and Key Employees..........................................................14
Section 2.15.     Potential Conflicts of Interest................................................................14
Section 2.16.     Finder's Fees..................................................................................14
Section 2.17.     Environmental Matters..........................................................................15
Section 2.18.     Insurance......................................................................................16
Section 2.19.     Employee Relations.............................................................................17
Section 2.20.     Proprietary Rights.............................................................................17
Section 2.21.     Certain Loans..................................................................................19
Section 2.22.     Customers, Suppliers, Sales Agents and Distributors............................................19
Section 2.23.     Business Activity Restrictions.................................................................19

                                             ARTICLE 3. REPRESENTATIONS AND WARRANTIES
                                      OF EQUIPE AND FOUNDERS REGARDING THE RELATED COMPANIES

Section 3.1.      Corporate Status...............................................................................19
Section 3.2.      Corporate Documents............................................................................19
Section 3.3.      Capital Structure..............................................................................20
Section 3.4.      Authority; Noncontravention....................................................................20
Section 3.5.      Investments....................................................................................20
Section 3.6.      Related Company Financial Statements...........................................................21

                                      (i)

                               ARTICLE 4. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS
Section 4.1.      Ownership of Equipe Common.....................................................................21
Section 4.2.      Authority......................................................................................21
Section 4.3.      Investment in PRI Common.......................................................................21
Section 4.4.      Government Consents............................................................................22
Section 4.5.      Finder's Fees..................................................................................23

                              ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF PRI AND ACQUISITION CORP.

Section 5.1.      Corporate Status...............................................................................23
Section 5.2.      Capital Structure..............................................................................23
Section 5.3.      Authority......................................................................................23
Section 5.4.      SEC Documents..................................................................................25
Section 5.5.      Absence of Certain Events and Undisclosed Liabilities..........................................25
Section 5.6.      Litigation.....................................................................................25
Section 5.7.      Compliance with Applicable Laws................................................................26
Section 5.8.      Taxes..........................................................................................26
Section 5.9.      Proprietary Rights.............................................................................26
Section 5.10.     Finder's Fees..................................................................................26

                                     ARTICLE 6. COVENANTS OF EQUIPE AS TO CONDUCT OF BUSINESS

Section 6.1.      Ordinary Course................................................................................27
Section 6.2.      Corporate Documents............................................................................27
Section 6.3.      Capital Structure..............................................................................27
Section 6.4.      Compliance with Applicable Laws................................................................27
Section 6.5.      Investments and Acquisitions...................................................................27
Section 6.6.      Indebtedness...................................................................................27
Section 6.7.      Litigation.....................................................................................28
Section 6.8.      Properties.....................................................................................28
Section 6.9.      Contracts......................................................................................28
Section 6.10.     Taxes..........................................................................................28
Section 6.11.     Benefit Plans..................................................................................28
Section 6.12.     Insurance......................................................................................28
Section 6.13.     Employee Matters...............................................................................28
Section 6.14.     Proprietary Rights.............................................................................28
Section 6.15.     General........................................................................................28

                                       ARTICLE 7. COVENANTS OF PRI AS TO CONDUCT OF BUSINESS

Section 7.1.      Ordinary Course................................................................................29
Section 7.2.      Corporate Documents............................................................................29
Section 7.3.      Capital Structure..............................................................................29
Section 7.4.      Compliance with Applicable Laws................................................................29
Section 7.5.      Investments and Acquisitions...................................................................29
Section 7.6.      General........................................................................................29

                                     (ii)

                                                  ARTICLE 8. ADDITIONAL COVENANTS
Section 8.1.      Proxy Statement................................................................................29
Section 8.2.      PRI Stockholders' Meeting......................................................................29
Section 8.3.      Related Company Acquisitions...................................................................30
Section 8.4.      Access to Information..........................................................................30
Section 8.5.      Confidentiality................................................................................30
Section 8.6.      Public Disclosure..............................................................................31
Section 8.7.      Exclusivity....................................................................................31
Section 8.8.      Securities Laws................................................................................31
Section 8.9.      Option Assumption; S-8 Registration Statement..................................................31
Section 8.10.     State Statutes.................................................................................31
Section 8.11.     Pooling Accounting.............................................................................31
Section 8.12.     Expenses.......................................................................................31
Section 8.13.     Consents; Further Assurances...................................................................31
Section 8.14.     Updates of Schedules...........................................................................32
Section 8.15.     Nomination of Director.........................................................................32
Section 8.16.     Indemnification of Equipe Officers and Directors...............................................32
Section 8.17.     Employee Matters...............................................................................33
Section 8.18.     Obligations of Acquisition Corp................................................................33
Section 8.19.     Affiliate's Agreements.........................................................................33

                                                  ARTICLE 9. CONDITIONS PRECEDENT

Section 9.1.      Conditions to Each Party's Obligations.........................................................33
Section 9.2.      Conditions to Obligations of PRI and Acquisition Corp..........................................34
Section 9.3.      Conditions to Obligations of Equipe and Founders...............................................36

                                                    ARTICLE 10. INDEMNIFICATION

Section 10.1.     Agreement to Indemnify.........................................................................36
Section 10.2.     Appointment of Stockholders' Representative....................................................37
Section 10.3.     Survival of Representations and Warranties.....................................................37
Section 10.4.     Certain Limitations............................................................................37

                                           ARTICLE 11. TERMINATION, AMENDMENT AND WAIVER

Section 11.1.     Termination....................................................................................38
Section 11.2.     Effect of Termination..........................................................................38
Section 11.3.     Amendment......................................................................................39
Section 11.4.     Extension; Waiver..............................................................................39

                                                     ARTICLE 12. MISCELLANEOUS

Section 12.1.     Arbitration....................................................................................39
Section 12.2.     Notices........................................................................................40
Section 12.3.     Construction...................................................................................41
Section 12.4.     Exhibits and Schedules.........................................................................41
Section 12.5.     Entire Agreement, Assignability, etc...........................................................41
Section 12.6.     Validity.......................................................................................41

                                     (iii)

Section 12.7.     Further Assurances.............................................................................41
Section 12.8.     Jurisdiction and Venue.........................................................................41
Section 12.9.     Governing Law..................................................................................41
Section 12.10.    Counterparts...................................................................................41

                                    EXHIBITS
Exhibit A-1.               E-Machine Purchase Agreement
Exhibit A-2.               Equipe Japan Purchase Agreement
Exhibit B-1.               Form of PRI Affiliate's Agreement
Exhibit B-2.               Form of Equipe Affiliate's Agreement
Exhibit C.                 Form of Employment Agreement
Exhibit D.                 Form of Registration Rights Agreement
Exhibit E.                 Form of Irrevocable Proxy
Exhibit F.                 Form of Opinion of Counsel for Equipe and the Founders
Exhibit G.                 Form of Opinion of Counsel for PRI and Acquisition Corp.

                                     (iv)

      THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of October 25, 1997 (this "Agreement") is entered into among PRI Automation, Inc., a Massachusetts corporation ("PRI"), E-Acquisition Corp., a California corporation and wholly owned subsidiary of PRI ("Acquisition Corp."), Equipe Technologies, Inc., a California corporation ("Equipe"), and each of James Cameron, Frantisek Pavlik, Paul Rogan, Lubomir Skrobak and Steven The (each a "Founder" and collectively the "Founders").


                                   RECITALS

      Each of the Founders is the record holder of the number of issued and outstanding shares of common stock of Equipe ("Equipe Common") set forth on
Schedule 2.3 to this Agreement.
------------

      Simultaneously with entering into this Agreement, PRI, the Founders and the holders of the capital stock of the Related Companies (as defined below) have entered into share purchase agreements (collectively, the "Related Company Acquisition Agreements") in the forms attached hereto as Exhibit A-1 and Exhibit
                                                         -----------------------
A-2 relating to the purchase by PRI (collectively, the "Related Company
---
Acquisitions") of all of the outstanding capital stock of E-Machine, Inc. ("E-Machine") and Equipe Japan Corporation ("Equipe Japan"). (E-Machine and Equipe Japan are sometimes referred to herein as the "Related Companies.")

      The parties hereto desire to effect a reorganization in which Acquisition Corp. shall be merged into Equipe, with (a) the surviving corporation to be a wholly owned subsidiary of PRI, (b) all of the issued and outstanding shares of Equipe Common to be converted into shares of common stock, $.01 par value, of PRI ("PRI Common") and (c) all of the outstanding options to purchase Equipe Common (the "Equipe Options") to become exercisable (if and when vested) to acquire shares of PRI Common, all upon the terms and conditions set herein.

      NOW, THEREFORE, PRI, Acquisition Corp., Equipe and the Founders hereby agree as follows:


                             ARTICLE 1. THE MERGER

      Section 1.1. Officers' Certificates. Subject to and upon the terms and conditions of this Agreement, and on the basis of the agreements, covenants, representations and warranties herein contained, at the closing of the transactions contemplated by this Agreement (the "Closing") authorized officers of each of Equipe and Acquisition Corp. shall execute the officers' certificates (the "Officers' Certificates") required by Section 1103 of the California General Corporation Law in connection with the statutory merger of Acquisition Corp. with and into Equipe (the "Merger").

      Section 1.2. Closing Date. The Closing shall be held within five (5) days following the satisfaction of each of the conditions set forth in Article 9 and shall take place at the office of Foley, Hoag & Eliot LLP, Boston, Massachusetts, at 9 A.M., Pacific time, or on such other date, or at such other time and place, as the parties may agree upon in writing. The date on which the Closing is to be held is herein referred to as the "Closing Date."

      Section 1.3. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, a certificate of satisfaction of the California Franchise Tax Board relating to Acquisition Corp. (the "Certificate of Satisfaction"), a copy of this Agreement (or a merger agreement as contemplated by Section 1101 of the California General Corporation
Law) and the executed original Officers' Certificates shall be filed in accordance with the California General Corporation Law. The

Merger shall become effective as of the time (the "Effective Time") and on such date (the "Effective Date") as the latest of such filings has been made (provided that all such filings are subsequently accepted in due course by the Secretary of State of the State of California). Under this Agreement, shares of Equipe Common issued and outstanding immediately prior to the Effective Time will be converted into fully paid and nonassessable shares of PRI Common, in accordance with Section 1.4.

      Section 1.4. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any party:

            1.4.1. All of the 1,000 issued and outstanding shares of common stock of Acquisition Corp. shall be converted into an aggregate of 1,000 shares of common stock of the Surviving Corporation (as defined in Section 1.6). Each stock certificate representing shares of common stock of Acquisition Corp. prior to the Effective Time shall represent an equal number of shares of common stock of the Surviving Corporation from and after the Effective Time.

            1.4.2. Each share of Equipe Common issued and outstanding immediately prior to the Effective Time shall be converted, subject to the indemnification provisions of Article 10, into the right to receive the consideration set forth below. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Acquisition Corp., Equipe or the holder of any shares of the capital stock of Equipe, the following shall occur:

               (a) Each holder of record of Equipe Common issued and
            outstanding immediately prior to the Effective Time (each a "Holder") shall receive a number of shares of PRI Common equal to the product of the number of shares of such Equipe Common held of record by such Holder immediately prior to the Effective Time multiplied by 0.760372 (the "Merger Ratio").

               (b) Each outstanding Equipe Option will be assumed by PRI as of the Effective Time and shall thereafter entitle its holder, upon exercise of such Equipe Option (if and when vested) following the Effective Time, to receive that number of shares of PRI Common equal to the product of the number of shares of Equipe Common that were issuable upon exercise of such Equipe Option immediately prior to the Effective Time (without regard to vesting) multiplied by the Merger Ratio, rounded up to the nearest whole number of shares of PRI Common. In addition, following the Effective Time, the per share exercise price for the PRI Common issuable upon exercise of each Equipe Option shall be equal to the quotient, rounded down to the nearest whole cent, of the exercise price per share of Equipe Common at which such Equipe Option was exercisable immediately prior to the Effective Time divided by the Merger Ratio. Following the Effective Time, each assumed Equipe Option shall continue to have, and be subject to, the same terms and conditions as provided in the option agreement governing such Equipe Option immediately prior to the Effective Time, except as set forth in this Section.

            1.4.3. No fractional shares of PRI Common shall be issuable in connection with the Merger, but in lieu thereof each Holder who would otherwise be entitled to a fraction of a share of PRI Common shall receive from PRI an amount of cash (rounded to the nearest whole cent) equal to the product of (i) the fraction and (ii) the average of the last reported sale price of the PRI Common on the Nasdaq National Market on each of the twenty consecutive trading days immediately preceding the Effective Time (the "Average Price").

            1.4.4. If, between the date of this Agreement and the Effective Time, the outstanding shares of PRI Common shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares or readjustment, the Merger Ratio shall be correspondingly adjusted.

      Section 1.5. Exchange of Equipe Certificates. PRI hereby appoints Foley, Hoag & Eliot LLP to act as exchange agent (the "Exchange Agent") in the Merger, to act in accordance with the terms hereof and with such other instructions as PRI may provide from time to time at or prior to the Closing. At the Closing, the Holders shall surrender to the Exchange Agent certificates (the "Equipe Certificates") representing all of the outstanding shares of Equipe Common and the Exchange Agent shall deliver to each of the Holders certificates representing the shares of PRI Common issuable pursuant to Section 1.4 in exchange for shares represented by the Equipe Certificates and cash in lieu of fractional shares pursuant to Section 1.4.3. Upon the delivery of such certificates, the Equipe Certificates shall forthwith be canceled. The shares of PRI Common delivered to the Holders pursuant to this Section 1.5 shall be deemed to have been delivered in full satisfaction of all rights pertaining to the ownership of the shares represented by the Equipe Certificates.

      Section 1.6. Other Effects.  At the Effective Time:

            (a) the separate existence of Acquisition Corp. shall cease and Acquisition Corp. shall be merged with and into Equipe, with Equipe remaining as the surviving corporation (the "Surviving Corporation");

            (b) the bylaws of Acquisition Corp. shall be the bylaws of the Surviving Corporation;

            (c) the articles of incorporation of Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until the same shall be amended thereafter in accordance with the California General Corporation Law and such articles of incorporation; provided, however, that Article First of the articles of incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Equipe Technologies, Inc.";

            (d) the directors and officers of Acquisition Corp. shall be the directors and officers of the Surviving Corporation; and

            (e) the Merger shall, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, the effects provided for in Section 1107 of the California General Corporation Law.

      Section 1.7. Accounting and Tax Treatment. The parties intend that the Merger shall be treated as a pooling of interests for accounting purposes and as a reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

       ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF EQUIPE AND FOUNDERS

      Except as set forth in the disclosure schedule dated as of the date of this Agreement delivered to PRI by Equipe (the "Disclosure Schedule"), Equipe and each of the Founders, jointly and severally, represent and warrant to PRI and Acquisition Corp. as follows (except where the context expressly precludes such reference, references to "Equipe" in the following representations and warranties shall be deemed to include Equipe and the Related Companies, and the assets, liabilities, operations and business of each of them, on a combined basis):

      Section 2.1. Corporate Status. Equipe is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted. Equipe is duly qualified to do business as a foreign corporation, and is in good standing, in each other jurisdiction in which it owns or leases property or conducts business, except where the failure to be so qualified does not have any effect that is, or is reasonably likely to be, materially adverse to its results of operations or financial condition, including the Related Companies, on a combined basis, other than such effects resulting from (i) general economic changes affecting the semiconductor capital equipment industry in general or (ii) this Agreement or the transactions contemplated hereby or the announcement hereof (an "Equipe Material Adverse Effect").

      Section 2.2. Corporate Documents. Equipe has delivered to PRI true and complete copies of its articles of incorporation, as amended to date (the "Equipe Charter"), and its bylaws, as amended to date (the "Equipe Bylaws"). The Equipe Charter and the Equipe Bylaws are in full force and effect, and, except as contemplated hereby, no further amendment or restatement thereof has been adopted or proposed. Equipe is not in violation of any provision of the Equipe Charter or the Equipe Bylaws. The minute books and stock records of Equipe, copies of which have heretofore been delivered to PRI, are true and complete and are the only minute books and stock records of Equipe as of the date hereof.
Schedule 2.2 sets forth the current directors and officers of Equipe.
------------

      Section 2.3. Capital Structure. The authorized capital stock of Equipe consists of (a) 10,000,000 shares of Equipe Common, of which 5,376,344 shares are outstanding as of the date hereof and (b) 1,000,000 shares of preferred stock, none of which are outstanding. No shares of Equipe Common are held as treasury stock. All shares of Equipe Common issued and outstanding as of the date hereof are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Equipe Charter, the Equipe Bylaws or any agreement to which Equipe is a party or is bound. The name of each holder of an Equipe Option, the grant date of each Equipe Option, and the number of shares of Equipe Common for which each Equipe Option is exercisable are set forth on Schedule 2.3. The terms of the Equipe Options are
                             ------------
reflected in written option agreements, true and complete copies of which have been delivered to PRI. Equipe has not accelerated the vesting schedule or otherwise modified the terms of any of the Equipe Options. Equipe has not issued, nor is Equipe or any stockholder of Equipe a party to or bound by: (a) any option, warrant, call, right or agreement, other than the Equipe Options, obligating Equipe to issue, deliver or sell additional shares of capital stock of Equipe or to grant or modify any such option, warrant, call, right or agreement; (b) any option, warrant, call, right or agreement obligating any such stockholder of Equipe, in any circumstances, to deliver or sell, or offer for delivery or sale, any shares of the capital stock of Equipe or obligating any such stockholder to grant or modify any such option, warrant, call, right or agreement, including any agreement containing provisions with respect to preemptive rights, rights of first refusal, purchase rights, "tag-along" or "come-along" arrangements, or similar rights; (c) any voting trust, proxy or other agreement or understanding with respect to the voting of shares of capital stock of Equipe; and (d) any other agreement restricting the transfer of, or affecting rights with respect to, shares of the capital stock of Equipe.

      Section 2.4.   Authority.

            2.4.1. Equipe has all requisite corporate power to execute and deliver this Agreement and each of the Employment Agreements and to cause its officers to execute and deliver the Officers' Certificate of Equipe (each as defined herein and collectively the "Equipe Corollary Agreements") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Equipe Corollary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action on the part of Equipe no other corporate proceedings on the part of Equipe are necessary to authorize the execution and delivery of this Agreement or any of the Equipe Corollary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Equipe and, assuming the due and valid execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of Equipe enforceable in accordance with its terms, all as may be subject to or affected by any bankruptcy, reorganization, insolvency, moratorium or similar laws of general application from time to time in effect and relating to or affecting the rights or remedies of creditors generally (the "Creditor Exception"). As of the Closing Date, each of the Equipe Corollary Agreements will be duly and validly executed and delivered by Equipe and will constitute a legal, valid and binding obligation of Equipe enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception.

            2.4.2. The execution and delivery of this Agreement do not, and the execution and delivery of the Equipe Corollary Agreements and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation (as defined below) of any provision of the Equipe Charter, the Equipe Bylaws, any Contract (as defined in Section 2.10), including any loan or credit agreement, note, mortgage, indenture, lease or employee benefit plan, any of the Permits (as defined in Section 2.7), or any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity (as defined below) applicable to Equipe or its properties or assets, other than Violations that do not and will not, individually or in the aggregate, have an Equipe Material Adverse Effect. Equipe does not have any plans, programs or agreements to which it is a party or subject pursuant to which payments may be required or acceleration of benefits may be required upon a change of control of Equipe. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Equipe in connection with the execution and delivery of this Agreement or any of the Equipe Corollary Agreements or the consummation of the transactions contemplated hereby and thereby, other than pursuant to the HSR Act (as hereinafter defined) and except for the filing of the Certificate of Satisfaction, a copy of this Agreement and the executed original Officers' Certificates with the Secretary of State of the State of California. As used herein: "Violation" means, with respect to a provision, (A) any conflict with, violation of or default (with or without notice or lapse of time, or both) under such provision, (B) the arising of any right of termination, cancellation or acceleration of any obligation, or loss of any material benefit, under such provision, or (C) the arising of any lien, pledge, claim, charge, security interest, mortgage, easement, servitude, refusal, claim of infringement, condition or other restriction or encumbrance of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income or exercise of any other attribute of ownership on assets; and "Governmental Entity" means any domestic or foreign court, administrative agency or commission, or other governmental authority or instrumentality.

      Section 2.5. Investments. Equipe does not directly or indirectly own, or have the right to acquire, any equity interest or investment in the equity capital of any Person (as defined below). Equipe has no obligation to acquire any class of securities (including debt securities) issued by any Person. Equipe has not owned or controlled any subsidiary corporation or any stock or other interest in any Person and is not a party to, and has not been a party to, or bound by any partnership, joint venture, voluntary association, cooperative or business trust agreement or arrangement other than in the ordinary course of business. Equipe has delivered to PRI true and complete copies of any such agreements or arrangements that were entered into in the ordinary course of business and any provision of which is currently in effect. As used herein, "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or any other entity.

      Section 2.6.   Financial Statements.

            2.6.1. The audited balance sheets of Equipe at each of December 31, 1994, 1995 and 1996 and the related audited statements of operations, changes in stockholders' equity and cash flows for the years then ended (including the notes thereto), and the unaudited balance sheets of Equipe at June 30, 1996 and 1997 and the related unaudited statements of operations, changes in stockholders' equity and cash flows for the six-month period then ended (including the notes thereto), as provided by Equipe to PRI, have been prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods involved (except that the unaudited financial statements do not contain all the notes that may be required by GAAP and were or are subject to normal and recurring year-end adjustments that were not or are not expected to be material in amount), and fairly present in all material respects the financial position of Equipe as at the dates thereof and the results of its operations and its cash flows for the periods then ended. As used herein, "Financial Statements" means all of such financial statements and notes collectively, "1997 Balance Sheet" means the unaudited balance sheet of Equipe at June 30, 1997, and "1997 Financial Statements" means the 1997 Balance Sheet and the related unaudited financial statements of Equipe for the six months ended June 30, 1997 (including the notes thereto). The books of account of Equipe have been prepared and maintained in accordance with Equipe's normal practice, consistent in all material respects with the accounting principles and policies reflected in the Financial Statements.

            2.6.2. All accounts receivable reflected on the 1997 Balance Sheet and Equipe's books and records as of the date hereof represent sales actually made in the ordinary course of business and in a manner consistent with Equipe's regular credit practices. The reserve for doubtful accounts reflected on the 1997 Balance Sheet was established based upon and consistent with past practice.

            2.6.3. Equipe has no liabilities, asserted liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, other than (a) those disclosed or reflected on the 1997 Financial Statements or disclosed in accordance with this Agreement (including any Schedule hereto), (b) those incurred since June 30, 1997 in the ordinary course of Equipe's business consistent with past practice, and (c) liabilities or obligations that are not material, individually or in the aggregate, or that are not required under GAAP to be disclosed or reflected on the 1997 Financial Statements.

            2.6.4. Equipe does not have any outstanding Indebtedness (as defined below) for borrowed money or any other Indebtedness, other than Indebtedness reflected or reserved against in the 1997 Balance Sheet, accounts payable incurred since June 30, 1997 in the ordinary course of business consistent with past practice, and Indebtedness disclosed in accordance with this Agreement (including any Schedule hereto). For purposes of this Agreement, "Indebtedness" means (a) all items (except items of capital stock, stockholders' equity, surplus or retained earnings, and general contingency reserves) that in accordance with GAAP would be included in determining total liabilities of Equipe as at the date as of which Indebtedness is to be determined, (b) indebtedness secured by any mortgage, pledge, lien, security interest or conditional sale or other title retention agreement to which any property or asset owned or held by Equipe is subject, whether or not the indebtedness secured thereby shall have been assumed, and (c) indebtedness of others which Equipe has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), sold or discounted with recourse or (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Equipe has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise become directly or indirectly liable.

      Section 2.7. Compliance with Applicable Laws. Equipe holds all permits, licenses, variances, certificates of occupancy, exemptions, orders, approvals and authorizations of all Governmental Entities that are material to the operation of its business (the "Permits"). All of the Permits are in full force and effect, and Equipe has delivered to PRI true and complete copies of all of the Permits. Equipe is in compliance with the terms of the Permits, except where any such failure so to comply, individually or in the aggregate with any other such failures, would not have an Equipe Material Adverse Effect. Equipe has not received notice from any Governmental Entity that it is in Violation of any Permit, and no proceeding is pending, or, to the knowledge of Equipe or any Founder, threatened, to revoke, suspend, cancel or limit any of the Permits. No action by Equipe, PRI, the Surviving Corporation or any other party is required in order that all of the Permits will remain in full force and effect following the Merger. The business of Equipe is not being conducted in violation of or conflict with any law, ordinance or regulation or any order, judgment, injunction, award or decree of any Governmental Entity (except for Environmental Laws, which are the subject of Section 2.17) (collectively "Laws"), except such violations or conflicts as do not and will not, individually or in the aggregate, have an Equipe Material Adverse Effect. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Equipe is pending or, to the knowledge of Equipe or any Founder, threatened, and, to the knowledge of Equipe and each Founder, the continued use, occupancy and operation of the Leased Real Property (as defined in Section 2.9.2) as currently used, occupied and operated does not constitute a nonconforming use under any Law.

      Section 2.8. Litigation. Except as set forth on Schedule 2.8, there is no
                                                      ------------
claim, dispute, action, suit, appeal, legal, administrative or arbitral proceeding, or investigation, at law or in equity, pending against Equipe, or involving any of its assets or properties, or in respect of which Equipe has agreed to indemnify or defend any other Person, before any court, agency, authority, arbitration panel or other tribunal, and, to the knowledge of Equipe and each Founder, none has been threatened. Equipe is not subject to any subpoena, warrant, order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any such subpoena, warrant, order, writ, injunction or decree. No judgment has been entered by, and no claim, dispute, action, suit, appeal, legal, administrative or arbitral proceeding, or investigation, at law or in equity, is pending or, to the knowledge of Equipe or any Founder, threatened, that materially and adversely affects, or could materially and adversely affect, the ability of Equipe to perform under this Agreement or that seeks to enjoin or prohibit any of the transactions contemplated by this Agreement.

      Section 2.9. Properties.

            2.9.1. Owned Properties. Equipe does not own and has never owned any real property.

            2.9.2. Leased Properties. Equipe has delivered to PRI true and complete copies of all leases, subleases, licenses, revocable use permits and other agreements (collectively, the "Real Property Leases") under which Equipe uses or occupies any real property (the land and improvements covered by the Real Property Leases being herein called the "Leased Real Property"), which Real Property Leases involve aggregate payments by Equipe of $100,000 or more per year. Each Real Property Lease is valid, binding and in full force and effect, no written notice of default or termination thereunder is outstanding with respect to any Real Property Lease, all rent and other material sums due and payable by Equipe under each Real Property Lease are current, neither Equipe nor, to the knowledge of Equipe, the lessor, is in default in any material respect in its obligations under any Real Property Lease, and no event has occurred nor condition exists which, with the giving of notice or the lapse of time or both, would constitute a material default under any Real Property Lease. Equipe holds the leasehold estate under and interest in each Real Property Lease free and clear of all liens, claims, charges and encumbrances (together, "Encumbrances") except for (a) Encumbrances reflected in the 1997 Financial Statements with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists,
      (b) Encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, (c) restrictions on use contained in Real Property Leases that do not restrict the property subject thereto from being used as such property is currently used or (d) imperfections of title and other minor Encumbrances that do not materially detract from the value or impair the use of the asset subject thereto or impair the operations of Equipe (collectively, the Encumbrances described in clauses (a), (b), (c) and (d) shall be referred to as "Permitted Encumbrances"). Neither Equipe nor any of its officers, directors or stockholders has any ownership, financial or other interest in the landlord under any Real Property Lease.

            2.9.3. Entire Premises. All of the land, buildings, structures and other improvements used by Equipe in the conduct of Equipe's business (the "Improvements") are included in the Leased Real Property. To the knowledge of Equipe and each Founder, Equipe has taken no action and has suffered no action to occur that would materially adversely affect the interest of Equipe in the Leased Real Property. Equipe does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Leased Real Property or any portion thereof or interest therein.

            2.9.4. Personal Property. Equipe has good and marketable title to, or holds under valid leasehold estates, all personal property necessary for the operation of Equipe's business, free and clear of any imperfection of title or Encumbrance, other than Permitted Encumbrances and imperfections and Encumbrances that, individually or in the aggregate, would not have an Equipe Material Adverse Effect.

            2.9.5. Condition of Property. The Leased Real Property and all personal property owned or leased by Equipe and necessary for the operation of Equipe's business are in good operating condition and repair in all material respects, ordinary wear and tear excepted.

            2.9.6. Condemnation. To the knowledge of Equipe and each Founder, there is no threatened condemnation proceeding affecting the Leased Real Property or any part thereof or any sale or other disposition of the Leased Real Property or any part thereof in lieu of condemnation.

            2.9.7. Space Leases. Equipe has not entered into any lease, sublease, license or other agreement granting to any person other than Equipe any right to the possession, use, occupancy or enjoyment of the Leased Real Property or any portion thereof.

      Section 2.10. Contracts. Set forth on Schedule 2.10 is a list of the
                                            -------------
following written agreements, contracts, instruments, guaranties, or commitments to which Equipe or either of the Related Companies is a party or by which or to which any of such company's assets or properties are bound or subject ("Contracts"), true and complete copies of which have been provided to PRI:

      (a) Contracts with any current or former officer, director, employee, consultant, agent, representative or security holder, including any employment, consulting or deferred compensation agreement and any executive compensation, bonus or incentive plan agreement;

      (b) Contracts for the purchase, sale or lease of materials, supplies, equipment, goods, research and development, or capital assets, or the receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $100,000;

      (c) Contracts currently in effect that were entered into in the ordinary course of business and that involve payment of consideration to or by Equipe in excess of $100,000;

      (d) Contracts for the sale of any assets or properties of Equipe other than in the ordinary course of business or for the grant to any Person of any preferential rights to purchase any assets or properties of Equipe;

      (e)   Contracts establishing joint ventures or partnerships;

      (f) Contracts establishing franchise, distribution or sales agency arrangements;

      (g) Contracts under which Equipe agrees to indemnify any party other than Contracts entered into in the ordinary course of business;

      (h) Contracts containing obligations or liabilities of any kind to holders of the capital stock of Equipe as such;

      (i) Contracts relating to the acquisition by Equipe of any operating business or any capital stock of any other Person (including, without limitation, either of the Related Companies);

      (j) Contracts containing options for the purchase of any asset tangible or intangible, for an aggregate purchase price of more than $100,000;

      (k) Contracts requiring the payment to any person of any override or similar commission or fee;

      (l)   Contracts for the borrowing of money;

      (m) Contracts calling for an aggregate purchase price or payments by Equipe in any one year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of Contracts); and

      (n) any other Contracts that were not made in the ordinary course of business and that are, individually or in the aggregate, material to Equipe.

With respect to each Contract referred to above:

      (1) the Contract is legal, valid and binding, is enforceable in accordance with its terms, and is in full force and effect;

      (2) the Contract will continue to be legal, valid and binding, enforceable in accordance with its terms, and in full force and effect on identical terms following the Merger;

      (3) neither Equipe nor, to the knowledge of Equipe or any Founder, any other party to the Contract is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default by Equipe, or, to the knowledge of Equipe or any Founder, by any other party, or permit termination, modification or acceleration under the Contract; and

      (4) neither Equipe nor, to the knowledge of Equipe or any Founder, any other party to the Contract has repudiated any material provision of the Contract;

provided that the foregoing representations and warranties are qualified by the Creditor Exception, and assume (x) the due and valid execution and delivery by or on behalf of each of the other parties thereto, (y) that each of such other parties had the power to enter into and perform its obligations thereunder and
(z) that the Contracts constitute the legal, valid, binding and enforceable obligation of each such other party.

      Section 2.11. Taxes.

            2.11.1. Equipe and each of the Related Companies has timely filed in accordance with applicable law all Tax Returns (as defined below) they were required to file, and the Founders individually have filed in accordance with applicable law all Tax Returns they were required to file with respect to the operations and assets of Equipe and each of the Related Companies. All Taxes (as defined below) shown as due on such Tax Returns have been paid. All Tax Returns filed by Equipe, the Related Companies and the Founders with respect to Taxes were prepared in compliance with all applicable laws and regulations and were true and complete in all material respects as of the date on which they were filed or as subsequently amended to the date hereof. Equipe has delivered to PRI true and complete copies of federal, state, local and foreign Tax Returns and the related Form K-1's of Equipe, the Related Companies and the Founders for each of the years ended December 31, 1996, 1995 and 1994 and all revenue agent's reports and other written assertions of deficiencies or other liabilities for Taxes with respect to past periods for which the applicable statute of limitations has not expired. None of such Tax Returns is or has been subject to audit. Equipe will provide to PRI copies of any such reports or written assertions received after the date hereof within ten days of their first being received by Equipe.

            2.11.2. Equipe and each Related Company has timely paid, or will timely pay on or prior to the Closing Date, all Taxes for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable up to and including the Closing Date with respect to Equipe, its operations and assets (in each case, whether or not shown on any Tax Return), except for Taxes that are being contested in good faith by appropriate proceedings (all of which are set forth on
      Schedule 2.11) and Taxes for which adequate reserves are reflected on the
      -------------
      1997 Balance Sheet.

            2.11.3. Equipe and each Related Company has complied with all applicable laws, rules and regulations relating to the withholding of Taxes and has timely collected or withheld and paid over (and up to the Closing Date will have timely collected or withheld and paid over) to the proper

      Governmental Entities all amounts required to be so collected or withheld and paid over for all periods up to the Closing Date under all applicable laws. There are not currently in effect any waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Return that relates to Equipe or either of the Related Companies, and no request for any such waiver or extension is pending. There are no Tax rulings, requests for rulings or closing agreements relating to Equipe that could affect its liability for Taxes for any period after the Closing Date.

            2.11.4. Neither Equipe nor either Related Company has any current or potential contractual obligation to indemnify any other Person with respect to Taxes, or any obligation to make distributions in respect of Taxes. No claim has ever been made by a taxing authority in a jurisdiction where Equipe does not file Tax Returns that Equipe is or may be subject to taxation by such jurisdiction. No power of attorney has been granted by Equipe with respect to any matter relating to Taxes, which power of attorney is currently in force. Equipe has not filed a consent under Code section 341(f) or any comparable provision of state law.

As used herein: "Taxes" means all taxes of any kind, charges, fees, customs, duties, imposts, levies or other assessments, including all net income, gross receipts, ad valorem, value added, transfer, gains, franchise, profits, inventory, net worth, capital stock, asset, sales, use, license, estimated, withholding, payroll, transaction, capital, employment, social security, workers compensation, unemployment, excise, severance, stamp, occupation, and property taxes, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing authority; and "Tax Return" means all returns, declarations, reports, forms, estimates, information returns and statements required to be filed in respect of any Taxes or to be supplied to a taxing authority in connection with any Taxes.

      Section 2.12. Benefit Plans.

            2.12.1. Schedule 2.12 sets forth a true and complete list of all
                    -------------
      employee benefit plans (whether or not they constitute employee benefit plans within the meaning of section 3(3) of Title IV of Employee Retirement Income Security Act of 1974, as amended), arrangements, policies or commitments (including any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, or any holiday or vacation practice) as to which Equipe or any Commonly Controlled Entity has any direct or indirect, actual or contingent liability (each a "Benefit Plan"). Equipe has, with respect to each Benefit Plan, delivered to PRI, where applicable, true and complete copies of: (a) all plan texts and agreements and related trust agreements or annuity contracts; (b) all summary plan descriptions and material employee communications; (c) the most recent annual report (Form 5500 series, including all schedules thereto); (d) the most recent actuarial valuation; (e) the most recent annual audited financial statement and opinion; (f) if the plan is intended to qualify under Code section 401(a) or 403(a), the most recent determination letter received from the Internal Revenue Service (the "IRS"); and (g) all material communications with any Governmental Entity, including the Pension Benefit Guaranty Corporation (the "PBGC") and the IRS.

            2.12.2. No Benefit Plan is subject to Title IV of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Code section 412 or is a defined benefit plan within the meaning of ERISA section 3(35) or Code section 414(i). Equipe and any entity which is under common control with Equipe within the meaning of Code section 414(b), (c),
      (m) or (o) (a "Commonly Controlled Entity") has made all payments due from it to date with respect to each Benefit Plan. All amounts properly accrued as liabilities to or expenses of any Benefit Plan that have not been paid have been properly reflected on the 1997 Financial Statements. Each Benefit Plan conforms to, and its administration is in compliance with, all applicable laws and regulations except where the failure to so conform or comply would not have an Equipe Material Adverse Effect. There are no actions, liens, suits or claims pending or, to the knowledge of Equipe, threatened (other than routine claims for benefits) with respect to any Benefit Plan which would have an Equipe Material Adverse Effect. Each Benefit Plan which is intended to qualify under Code section 401(a) or 403(a) so qualifies except where the failure to so qualify would not have an Equipe Material Adverse Effect. No event has occurred, and there exists no condition or set of circumstances, that presents a material risk of a partial termination (within the meaning of Code section 411(d)(3)) of any Benefit Plan. Except as set forth on
      Schedule 2.12, Equipe does not have any Benefit Plan that is a "group
      -------------
      health plan" (as defined in ERISA section 607(1)). No assets of Equipe are allocated to or held in a "rabbi trust" or similar funding vehicle. Equipe does not have any Benefit Plan that is a welfare plan within the meaning of ERISA section 3(1) (regardless of whether the plan is covered by ERISA) and that provides benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his dependents); and there exists no (a) unfunded benefit obligations with respect to any employee of Equipe which are not fairly reflected by reserves shown on Equipe's most recent financial statements or (b) reserves, assets, surpluses or prepaid premiums with respect to any Benefit Plan that is a welfare plan within the meaning of ERISA section 3(1) (regardless of whether the plan is covered by ERISA).

            2.12.3. The consummation of the transactions contemplated by this Agreement will not (a) entitle any current or former individual employed by Equipe or any Commonly Controlled Entity to severance pay, unemployment compensation or any similar payment, (b) accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former employed by Equipe or any Commonly Controlled Entity, (c) constitute or involve a prohibited transaction (as defined in ERISA section 406 or Code section 4975), constitute or involve a breach of fiduciary responsibility within the meaning of ERISA section 502(1) or otherwise violate Part 4 of Title I of ERISA or (d) result in the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Code section 280G(b).

            2.12.4. As of the Closing, neither Equipe nor any Commonly Controlled Entity has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, and within the six-month period immediately following the Closing, neither will incur any such liability or obligation if, during such six-month period, only terminations of employment in the normal course of operations occur.

            2.12.5. With respect to the Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Equipe and each Founder, there exists no condition or set of circumstances in connection with which Equipe could be subject to any liability under ERISA, the Code or any other applicable law that is reasonably likely to have an Equipe Material Adverse Effect, other than any liability for benefits claims and funding obligations payable in the ordinary course.

            2.12.6. With respect to the Benefit Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the 1997 Balance Sheet, except for obligations that are not, individually and in the aggregate, reasonably likely to have an Equipe Material Adverse Effect.

      Section 2.13. Absence of Certain Changes or Events. Except as contemplated by this Agreement, since June 30, 1997, Equipe has conducted its business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, during such period:

      (a)   there has been no Equipe Material Adverse Effect;

      (b) neither the business, properties nor assets of Equipe have suffered a material adverse loss (whether or not covered by insurance) as the result of fire, explosion, earthquake, accident, labor trouble, condemnation or taking of property by any Governmental Entity, flood, windstorm, pestilence, embargo, riot, act of God or the public enemy or any other casualty or similar event;

      (c) Equipe has not declared or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Equipe;

      (d) Equipe has not purchased, redeemed or otherwise acquired (or committed itself to purchase, redeem or acquire), directly or indirectly, any shares of the capital stock of Equipe;

      (e) Equipe has not made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person, other than inventory, equipment and supplies acquired in the ordinary course of business consistent with past practice;

      (f) Equipe has not, except in the ordinary course of business consistent with past practice, sold or otherwise disposed of any material assets of Equipe;

      (g) Equipe has not sold, assigned, transferred, conveyed or licensed, or committed itself to sell, assign, transfer, convey or license, any Proprietary Rights (as defined in Section 2.20), other than in the ordinary course of business;

      (h) Equipe has not waived or released any right or claim of material value to its business, including any write-off or other compromise of any material account receivable of Equipe;

      (i) Equipe has not paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business consistent with past practice;

      (j) Equipe has not made any payment or commitment to pay any severance or termination pay to any employee of Equipe;

      (k) Equipe has not made any wage or salary increase or bonus, or increase in any other direct or indirect compensation for or to any employee, officer, director, consultant, agent or other representative, other than in the ordinary course of business consistent with past practice;

      (l) Equipe has not made any loan or advance to any of its stockholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or made any other loan or advance otherwise than in the ordinary course of business consistent with past practice;

      (m) Equipe has not pledged or otherwise, voluntarily or involuntarily, encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of products made in the ordinary and usual course of business and in any event not in excess of $25,000 for any single item or $50,000 in the aggregate;

      (n) Equipe has not materially changed any of its accounting methods, principles or procedures;

      (o) Equipe has not materially changed any of its business policies or practices, including advertising, marketing, pricing, purchasing, personnel, sales or budget policies;

      (p) Equipe has not suffered or incurred any damage, destruction or loss, whether or not covered by insurance, which will have or could reasonably be expected to have an Equipe Material Adverse Effect; and

      (q) Equipe has not entered into any agreement to do any of the foregoing.

      Section 2.14. Officers, Directors and Key Employees. Equipe has provided to PRI:

      (a) the name, position held and compensation of each Person who is either an officer or director of Equipe or an employee, consultant, agent or other representative of Equipe whose current annual rate of compensation (including bonuses and commissions) exceeds $100,000; and

      (b) any arrangement or obligation of Equipe to make any payment to any such Person as a result of, or conditioned on, the consummation of the transactions contemplated hereby.

      Section 2.15. Potential Conflicts of Interest. Except for normal compensation received as employees, no officer, director or stockholder of Equipe and, other than the Related Companies, no entity known by Equipe to be controlled by any officer, director or stockholder of Equipe:

      (a) is directly or indirectly engaged in business as a competitor, lessor, lessee, customer or supplier of Equipe; owns directly or indirectly any interest (excepting no more than five percent stockholdings for investment purposes in securities of publicly held companies) in any Person that is directly or indirectly engaged in business as a competitor, lessor, lessee, franchisee, customer or supplier of Equipe; or is an officer, director, employee or consultant of any such Person;

      (b) owns directly or indirectly, in whole or in part, any material tangible or intangible property that Equipe uses;

      (c) has any cause of action or other claim whatsoever against, or owes any amount to, Equipe, except for claims in the ordinary course of business, such as for accrued vacation pay, and similar matters in agreements existing on the date hereof; or

      (d) has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any Person of which any officer or director of Equipe is a partner or stockholder (excepting no more than five percent stockholdings for investment purposes in securities of publicly held companies).

      Section 2.16. Finder's Fees. Equipe has not incurred any liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, financial advisory fees or other similar forms of compensation in connection with this Agreement or any of the transactions contemplated hereby, other than as described in its engagement letter with BT Alex. Brown Incorporated dated July 7, 1997, a copy of which has been provided to PRI.

      Section 2.17. Environmental Matters.

            2.17.1. Equipe has been in the past and is now in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations pertaining thereto other than any such noncompliance that would not have an Equipe Material Adverse Effect.

            2.17.2. Equipe has received no notification that it is or could be, and there is no basis for it to become, and, to Equipe's knowledge, it is not, subject to any claim, action, obligation, proceeding, investigation or evaluation, directly or indirectly relating to any of its current or past operations, or those of any predecessor or affiliate (as defined below), or any by-product thereof, or any of its current or formerly owned, leased or operated properties, or those of any predecessor or affiliate, that could reasonably be expected to directly or indirectly result in the incurrence of any Environmental Liabilities and Costs (as defined below) by Equipe.

            2.17.3. To Equipe's knowledge, there are not now and never have been any underground storage tanks situated on any real property owned, leased or operated by Equipe or any of its affiliates.

            2.17.4. Equipe has entered into no agreement with any Governmental Entity or other Person by which responsibility was assumed for, either directly or indirectly, the conduct of any Remedial Action or the incurrence of any other Environmental Liabilities and Costs.

            2.17.5. Equipe has not prepared, caused to be prepared or received any environmental audits, environmental risk assessments or site assessments. Equipe is not a party to any Contract with respect to the removal or disposal of any Oil or Hazardous Material.

As used herein:

      (a) "affiliate" shall mean a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

      (b) "Environment" shall mean all navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, and plant and animal life on Earth;

      (c) "Environmental Laws" shall mean all federal, state, local and foreign laws, principles of common law, rules, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the Environment or public health and safety, including the Release or threatened Release of Oil or Hazardous Material into the Environment or otherwise relating to presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Oil or Hazardous Material;

      (d) "Environmental Liabilities and Costs" shall mean all costs, expenses or losses, whether direct or indirect, known or unknown, current or potential, past, present or future, arising from, relating to or imposed by, under or pursuant to Environmental Laws and in any way based on, arising out of or otherwise in respect of (1) the ownership or operation by Equipe or any predecessor or affiliate, of the businesses of Equipe or (2) the condition or operation of any real property, assets, equipment or facilities owned, leased or operated by or related to the businesses of Equipe (including, in each case, the disposal or arrangement for the disposal of any Oil or Hazardous Material, or other substances or wastes On-site or Off-
            site), including all costs, expenses or losses (A) related to Remedial Actions, (B) necessary for compliance with any requirements of Environmental Laws and any applicable permits, licenses, approvals or other authorizations, (C) necessary to make full economic use of the property, assets, equipment and facilities of Equipe (assuming that Equipe's properties are operated for substantially the same purpose and at substantially the same levels as at the date hereof) and (D) related to reasonable fees, disbursements and expenses of counsel and consultants;

      (e) "Off-site" shall mean any property of any Person other than those properties included within the definition of On-site;

      (f) "Oil or Hazardous Material" shall mean any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, asbestos-containing substance or waste, radioactive material or any constituent of any such substance or waste including any such substance regulated under or defined by any Environmental Law;

      (g) "On-site" shall mean any property owned, leased, or operated by Equipe;

      (h) "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, migration, or movement of Oil or Hazardous Material through the indoor or outdoor Environment; and

      (i) "Remedial Action" shall mean all actions reasonably necessary, whether voluntary or involuntary, to (A) clean up, remove, treat or in any other way adjust Oil or Hazardous Material in the indoor or outdoor Environment; (B) prevent the Release of Oil or Hazardous Material so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor Environment; or (C) perform investigations, remedial studies, restoration and post-remedial studies and monitoring on, in, under, above or about any assets or properties On-site or Off-site.

      Section 2.18. Insurance. Equipe and each of the Related Companies has in force insurance against such risks and in such amounts as are reasonable and prudent for a similarly situated corporation engaged in Equipe or such Related Company's business, as the case may be, and as are required by applicable law. Equipe has delivered to PRI true and complete copies of all insurance policies or binders to which Equipe or either of the Related Companies is a party or under which any of such companies is covered and true and complete copies of all applications for insurance policies. All insurance policies to which Equipe or either of the Related Companies is a party or that provide coverage to Equipe or either of the Related Companies are in full force and effect. Since January 1, 1995, neither Equipe nor either of the Related Companies has received any refusal of coverage, or any notice of suspension, revocation, modification or cancellation or any other indication that any insurance policy is no longer in full force or effect or that the issuer of any policy is not willing or able to perform its obligations thereunder or any notice from an insured to discontinue any coverage afforded to any of such companies and, to the knowledge of Equipe and each Founder, there is no basis for the issuance of any such notice or the taking of any such action. Equipe and each of the Related Companies has paid all premiums due and has otherwise performed all of its respective obligations under each such policy, except such as will not adversely affect such company's coverage thereunder. There was no claim in excess of $5,000 asserted under any of the insurance policies of Equipe or either of the Related Companies for the period from January 1, 1995 to the date hereof. Neither Equipe nor either of the Related Companies is party to, or bound by, any Contract requiring such company (a) to name a third party as loss payee under any insurance policy or binder held by or on behalf of such company or otherwise requiring such company to obtain insurance for or on behalf of any third party or (b) to provide coverage to third parties (such as, for example, under leases or service agreements). There is no self-insurance arrangement by or affecting Equipe or either of the Related Companies.

      Section 2.19. Employee Relations. Equipe has never been a party to a collective bargaining agreement and has never made any final or binding offer to a labor union or association representing its employees with respect to any terms or conditions of employment. Equipe has never had, nor is there now threatened, a union organizing effort, strike, picket, organized work stoppage, organized work slowdown, or other labor trouble that has had, or could reasonably be expected to have, an Equipe Material Adverse Effect. Equipe has complied with all applicable laws relating to employment, equal opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closings, except where the failure so to be in compliance would not have an Equipe Material Adverse Effect.

      Section 2.20. Proprietary Rights.

            2.20.1. Equipe owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, trade secrets, blueprints, designs, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software, as defined below) that are material to the business of Equipe as currently conducted or as proposed to be conducted by Equipe (the "Proprietary Rights").

            2.20.2. Schedule 2.20 sets forth a complete list of all patents,
                    -------------
      trademarks and registered copyrights, trade names and service marks, and any applications therefor, included in the Proprietary Rights, specifying, where applicable, the jurisdictions in which each such Proprietary Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. No software product marketed by Equipe has been registered for copyright protection with the United States Copyright Office or any foreign offices nor has Equipe been requested to make any such registration. Equipe has delivered to PRI true and complete copies of all material licenses, sublicenses and other agreements (excluding End-User Licenses, as defined below) as to which Equipe is a party and pursuant to which Equipe or any other person is authorized to use any Proprietary Right or other trade secret material to Equipe. Equipe is not in Violation of any such license, sublicense or agreement except for such Violations that do not, in the aggregate, materially impair Equipe's rights under such license, sublicense or agreement. Equipe is the exclusive owner or the licensee of, with all right, title and interest in and to (free and clear of any and all Encumbrances), the Proprietary Rights, and has exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Proprietary Rights are being used. No claims with respect to the Proprietary Rights have been asserted or, to the knowledge of Equipe, are threatened by any person
      (a) to the effect that the business of Equipe as currently conducted or as proposed to be conducted by Equipe, including Equipe's design, development, use, import, manufacture and sale of the products, technology (including products or technology currently under development) or services of Equipe, infringes on or misappropriates any copyright, patent, trademark, service mark, trade secret or other proprietary rights of any other Person or constitutes unfair competition or trade practices under any Law, (b) against the use by Equipe of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Equipe's business as currently conducted or as proposed to be conducted by Equipe, or (c) challenging the ownership by Equipe, validity or effectiveness of any of the Proprietary Rights. All registered trademarks, service marks and copyrights included in the Proprietary Rights are valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Proprietary Rights have been paid and all necessary documents and certificates in connection with such Proprietary Rights have been filed with the relevant Governmental Entities for the purposes of maintaining such Proprietary Right. There has been, to the knowledge of Equipe and the Founders, no material unauthorized use, infringement or misappropriation of any of the Proprietary Rights by any third party, including any employee or former employee of Equipe. No Proprietary Right or product of Equipe is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Equipe. There are no Contracts between Equipe and any other Person with respect to Proprietary Rights under which there is any dispute known to Equipe regarding the scope of such Contract, or performance under such Contract, including with respect to any payments to be made or received by Equipe thereunder.

            2.20.3. To the extent that any Proprietary Rights have been developed or created by a third party for which Equipe has, directly or indirectly, paid, Equipe has a written agreement with such third party with respect thereto and Equipe thereby has obtained valid ownership of or rights sufficient for the conduct of Equipe's business to all such Proprietary Rights by operation of law or by valid assignment or license. Each employee, officer and consultant of Equipe, and, to the knowledge of Equipe and the Founders, each employee, officer and consultant of each of the Related Companies, has executed a confidentiality agreement in substantially the form provided to PRI, providing Equipe with title and ownership to Proprietary Rights developed or used by Equipe in its business. To the knowledge of Equipe and the Founders, no employee, officer or consultant of Equipe is in violation of any term of any employment or consulting contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee, officer or consultant with Equipe or any previous employer.

As used herein:

      (a) "Commercial Software" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to Equipe pursuant to End-User Licenses and which are used in Equipe's business but are in no way a component of or incorporated in or specifically required to develop or support any of Equipe's products and related trademarks, technology and know-how; and

      (b) "End-User Licenses" means any object code and end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same.

      Section 2.21. Certain Loans. There are no loans, receivables, advances or similar amounts owed to Equipe by any director, officer, employee, consultant or stockholder of Equipe, or owing by any affiliate of any director or officer of Equipe, nor is any amount owed by Equipe to any of its directors, officers, employees or stockholders other than normal compensation and advances in the ordinary course of business to officers and employees for reimbursable business expenses not exceeding $1,000 for any one individual.

      Section 2.22. Customers, Suppliers, Sales Agents and Distributors. Equipe has provided to PRI a true and complete summary listing (a) the twenty largest customers and vendors of Equipe (by dollar volume of purchases) for the year ended December 31, 1996, and (b) each sales agent and each distributor of Equipe, if any, not identified in a Contract listed in Schedule 2.10, together
                                                       -------------
with the territory and term of engagement of each such agent and distributor. The relationships of Equipe with its suppliers, customers, sales agents and distributors are good commercial working relationships, and no material customer, supplier, sales agent or distributor of Equipe has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with Equipe since January 1, 1997.

      Section 2.23. Business Activity Restrictions. There is no agreement (noncompetition or otherwise), commitment, judgment, injunction, order or decree to which Equipe or any officer, employee or consultant of Equipe is a party or that otherwise is binding upon Equipe or such officer, employee or consultant that has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Equipe, any acquisition of property (tangible or intangible) by Equipe or the conduct of business by Equipe. Equipe has not entered into any agreement under which Equipe is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.


                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES
             OF EQUIPE AND FOUNDERS REGARDING THE RELATED COMPANIES

      Equipe and each of the Founders, jointly and severally, represent and warrant to PRI and Acquisition Corp. as follows:

      Section 3.1. Corporate Status. Each of the Related Companies (to the extent, in the case of Equipe Japan, that the following concepts are recognized under the laws of Japan), is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted. None of the Related Companies is qualified to do business as a foreign corporation in any jurisdiction other than the jurisdiction of its incorporation and the failure to be so qualified does not and will not have an Equipe Material Adverse Effect.

      Section 3.2. Corporate Documents. Equipe has delivered to PRI true and complete copies of the charter documents, as amended to date, and the bylaws, as amended to date, of each of the Related Companies. Such charter documents and such bylaws are all in full force and effect, and, except as contemplated hereby, no further amendment or restatement thereof has been adopted or proposed. None of the Related Companies is in violation of any provision of its charter or bylaws. The minute books and stock records of each of the Related Companies, copies of which have heretofore delivered to PRI, are true and complete and are the only minute books and stock records of each of the Related Companies. Schedule 3.2 sets forth the current directors and officers of each of
           ------------
the Related Companies.

      Section 3.3. Capital Structure. The authorized capital stock of E-Machine consists of 1,000,000 shares of common stock, of which 833,333 shares are outstanding as of the date hereof. The authorized capital stock of Equipe Japan consists of 4,000 shares, (Y)50,000 par value, of which 1,000 shares are outstanding as of the date hereof. No shares of capital stock of either of the Related Companies are held as treasury stock. The name of each holder of capital stock of each of the Related Companies and the number of shares and class of capital stock owned of record by each such holder as of the date hereof are set forth on Schedule 3.3. All shares of capital stock of each of the Related
         ------------
Companies issued and outstanding as of the date hereof are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the charter documents or bylaws of such Related Company or any agreement to which such Related Company is a party or is bound. No options to purchase capital stock of either Related Company have been issued or are outstanding. None of the Related Companies and none of the stockholders of the Related Companies is a party to or bound by: (a) any option, warrant, call, right or agreement obligating either of the Related Companies to issue, deliver or sell additional shares of capital stock or to grant or modify any such option, warrant, call, right or agreement; (b) any option, warrant, call, right or agreement obligating any stockholder of either of the Related Companies, in any circumstances, to deliver or sell, or offer for delivery or sale, any shares of capital stock, including any agreement containing provisions with respect to preemptive rights, rights of first refusal, purchase rights, "tag-along" or "come-along" arrangements, or similar rights; (c) any voting trust, proxy or other agreement or understanding with respect to the voting of shares of capital stock of either of the Related Companies; and (d) any other agreement restricting the transfer of, or affecting rights with respect to, shares of the capital stock of either of the Related Companies.

      Section 3.4. Authority; Noncontravention.

            3.4.1. Each stockholder of a Related Company has all requisite corporate power to execute and deliver the Related Company Acquisition Agreement to which he is a party and to consummate the transactions contemplated hereby and thereby. Each of the Related Company Acquisition Agreements has been duly and validly executed and delivered by each stockholder of such Related Company and constitutes a legal, valid and binding obligation of such stockholder enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception.

            3.4.2. The execution and delivery of the Related Company Acquisition Agreements do not, and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation of any provision of
      (a) the charter documents, as amended to date, or the bylaws, as amended to date, of the respective Related Companies or (b) any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan, other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either of the Related Companies or any stockholder of such Related Company or to the properties or assets of any of them. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to either of the Related Companies or any stockholder of such Related Company in connection with the execution and delivery of the Related Company Acquisition Agreements or the consummation of the transactions contemplated hereby and thereby.

      Section 3.5. Investments. None of the Related Companies directly or indirectly owns, or has the right to acquire, any equity interest or investment in the equity capital of any Person (as defined below). None of the Related Companies has any obligation to acquire any class of securities (including debt securities) issued by any Person. None of the Related Companies has owned or controlled any subsidiary corporation or any stock or other interest in any Person. None of the Related Companies is a party to, or has been a party to, or bound by any partnership, joint venture, voluntary association, cooperative or business trust agreement.

      Section 3.6. Related Company Financial Statements.

            3.6.1 E-Machine. The unaudited balance sheets of E-Machine at September 30, 1997 and December 31, 1996 and 1995, and the related unaudited income statements of E-Machine for the nine-month period ended September 30, 1997 and the two-year period ended December 31, 1996, attached as Schedule 3.6.1 hereto, fairly present, in all material
                  --------------
      respects, the financial position and results of operations of E-Machine at the dates and for the periods stated therein.

            3.6.2 Equipe Japan. The unaudited balance sheets of Equipe Japan at September 30, 1997 and December 31, 1996 and the related unaudited income statements of Equipe Japan for the nine-month and one-year period then ended, respectively, attached as Schedule 3.6.2 hereto, fairly present, in
                                       --------------
      all material respects, the financial position and results of operations of Equipe Japan at the dates and for the period stated therein.


            ARTICLE 4.  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE
FOUNDERS

      Each Founder, severally and not jointly, represents, warrants and covenants to PRI as follows:

      Section 4.1. Ownership of Equipe Common. Such Founder has good and marketable title to the shares of Equipe Common owned by such Founder as shown on Schedule 2.3, free and clear of any and all Encumbrances.
   ------------

      Section 4.2. Authority. Such Founder has all requisite right to enter into this Agreement, each of the Registration Rights Agreement and such Founder's Irrevocable Proxy (as defined in Section 9.2.4), and any Affiliate's Agreement and any Employment Agreement to which such Founder is to be a party (each as defined herein and collectively "such Founder's Corollary Agreements") and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by such Founder and, assuming the due and valid execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of such Founder enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception. As of the Closing Date, each of such Founder's Corollary Agreements will be duly and validly executed and delivered by such Founder and will constitute a legal, valid and binding obligation of such Founder enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception. The execution and delivery of this Agreement do not, and the execution of such Founder's Corollary Agreements and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation of any provision of any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan, other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Founder or the properties or assets of such Founder.

      Section 4.3. Investment in PRI Common.

            4.3.1. Such Founder is an accredited investor as defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). Such Founder (together with such Founder's financial and other advisors, if any) has such knowledge and expertise in financial and business matters that such Founder is capable of evaluating the merits and risks of the exchange of such

      Founder's shares of Equipe Common for shares of PRI Common pursuant to this Agreement and of protecting such Founder's interests in connection therewith. Such Founder has the ability to bear the economic risk of the investment in PRI Common.

            4.3.2. Such Founder has reviewed a copy of the SEC Documents, as defined in Section 5.4, and has had an opportunity to discuss PRI's business, management and financial affairs with PRI's management.

            4.3.3. Such Founder is acquiring shares of PRI Common for such Founder's own account and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable law, and such Founder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable law. Such Founder understands that the shares of PRI Common to be received by such Founder pursuant to this Agreement have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of such Founder's investment intent and the accuracy of such Founder's representations, warranties and covenants as expressed herein. Such Founder understands that the shares of PRI Common to be received by such Founder pursuant to this Agreement are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from PRI in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Securities Act only in certain limited circumstances. Such Founder acknowledges that the shares of PRI Common must be held indefinitely unless subsequently registered under the Securities Act (pursuant to the Registration Rights Agreement referred to below or otherwise) or an exemption from such registration is available. Such Founder is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f) under the Securities Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

            4.3.4. It is understood that each certificate representing shares of PRI Common received by such Founder pursuant to this Agreement shall bear a legend substantially to the following effect (in addition to any legend required under applicable state securities laws):

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

      Section 4.4. Government Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to such Founder in connection with the execution and delivery of this Agreement or such Founder's Corollary Agreements or the consummation of the transactions contemplated hereby or thereby.

      Section 4.5. Finder's Fees. Such Founder has not incurred any liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, financial advisory fees or other similar forms of compensation in connection with this Agreement or any of the transactions contemplated hereby.


    ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF PRI AND ACQUISITION CORP.

      Each of PRI and Acquisition Corp., jointly and severally, represents and warrants to Equipe as follows:

      Section 5.1. Corporate Status. PRI is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and Acquisition Corp. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Each of PRI and Acquisition Corp. has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted. Each of PRI and Acquisition Corp. is duly qualified to do business as a foreign corporation, and is in good standing, in each other jurisdiction in which it owns or leases property or conducts business, except where the failure to be so qualified does not have any effect that is, or is reasonably likely to be, materially adverse to the business, results of operations or financial condition of PRI and its subsidiaries, taken as a whole, other than such effects resulting from (i) general economic changes affecting the semiconductor capital equipment industry in general or (ii) this Agreement or the transactions contemplated hereby or the announcement hereof (a "PRI Material Adverse Effect").

      Section 5.2.   Capital Structure.

            5.2.1. The authorized and outstanding capital stock of PRI consists of (a) 400,000 shares of preferred stock, $.01 par value, none of which is issued and outstanding, and (b) 24,000,000 shares of PRI Common, of which 14,570,920 shares were issued and outstanding as of June 29, 1997. All of the outstanding shares of PRI Common are, and the shares of PRI Common when issued and delivered to the Holders in accordance with this Agreement will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, PRI's articles of organization or bylaws, or any agreement to which PRI is a party or is bound. All outstanding shares of PRI Common are listed on the Nasdaq National Market, and there are no proceedings to revoke or suspend such listing.

            5.2.2. The authorized capital stock of Acquisition Corp. consists of 1,000 shares of common stock, $.01 par value, all of which are outstanding and held by PRI of record and beneficially.

      Section 5.3.   Authority.

            5.3.1. PRI has all requisite corporate power to execute and deliver this Agreement and the Registration Rights Agreement and Employment Agreements (collectively the "PRI Corollary Agreements") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the PRI Corollary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action on the part of PRI, and no other corporate proceedings on the part of PRI are necessary to authorize the execution and delivery of this Agreement or any of the PRI Corollary

      Agreements or to consummate the transactions contemplated hereby and thereby. The board of directors of PRI has unanimously approved the Merger and this Agreement. This Agreement has been duly and validly executed and delivered by PRI and, assuming the due and valid execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of PRI enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception. As of the Closing Date, each of the PRI Corollary Agreements will be duly and validly executed and delivered by PRI and will constitute a legal, valid and binding obligation of PRI enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception. The execution and delivery of this Agreement do not, and the execution and delivery of the PRI Corollary Agreements and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation of any provision of (a) the articles of organization or bylaws of PRI or (b) any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan, other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PRI or its properties or assets, other than Violations that do not and will not, individually or in the aggregate, have a PRI Material Adverse Effect.

            5.3.2. Acquisition Corp. has all requisite corporate power to execute and deliver this Agreement and to cause its officers to execute and deliver the Officers' Certificate of Acquisition Corp. and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Officers' Certificate of Acquisition Corp., and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action on the part of Acquisition Corp., and no other corporate proceedings on the part of Acquisition Corp. are necessary to authorize the execution and delivery of this Agreement or the Officers' Certificate of Acquisition Corp. or to consummate the transactions contemplated hereby and thereby. The board of directors and sole stockholder of Acquisition Corp. have unanimously approved the Merger and this Agreement, subject to the approval of the stockholders of PRI. This Agreement has been duly and validly executed and delivered by Acquisition Corp., and this Agreement constitutes a legal, valid and binding obligation of Acquisition Corp. enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception. As of the Closing Date, the Officers' Certificate of Acquisition Corp. will be duly and validly executed and delivered by Acquisition Corp. and will constitute a legal, valid and binding obligation of PRI enforceable in accordance with its terms, all as may be subject to or affected by the Creditor Exception. The execution and delivery of this Agreement do not, and the execution and delivery of the Officers' Certificate of Acquisition Corp. and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation of any provision of (a) the articles of incorporation or bylaws of Acquisition Corp. or (b) any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan, other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquisition Corp. or its properties or assets, other than Violations that do not and will not, individually or in the aggregate, have a PRI Material Adverse Effect.

            5.3.3. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to PRI or Acquisition Corp. in connection with the execution and delivery of this Agreement by PRI and Acquisition Corp. or the consummation of the transactions contemplated hereby, except for
      (a) the filing of the Certificate of Satisfaction, a copy of this Agreement and the executed original Officers' Certificates with the Secretary of State of the State of California, (b) such other filings, consents, approvals, orders, authorizations, registrations and declarations as may be required under applicable federal and state securities laws (collectively "Securities Filings"), which Securities Filings will be made by the

      Effective Time or as soon thereafter as required by applicable law, (c) the filing of such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, and (d) such other consents, authorizations, filings, approvals and registrations that if not obtained or made would not have a PRI Material Adverse Effect or a material adverse effect on the transactions contemplated by this Agreement.

      Section 5.4. SEC Documents. PRI has furnished to Equipe true and complete copies of PRI's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1996, the definitive proxy statements for the annual meeting of stockholders of PRI held on February 7, 1997 and the special meeting of stockholders of PRI held on April 22, 1997 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 29, 1996, March 30, 1997 and June 29, 1997 (collectively, the "SEC Documents"). As of their respective filing dates, (a) each of the SEC Documents complied in all material respects with the requirements of the Exchange Act and (b) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements and notes thereto of PRI included in the SEC Documents have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except that the unaudited financial statements do not contain all the notes that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not expected to be material in amount), and fairly present in all material respects the consolidated financial position of PRI and its subsidiaries as at the dates thereof and their consolidated results of operations and cash flows for the periods covered therein.

      Section 5.5. Absence of Certain Events and Undisclosed Liabilities. Since June 29, 1997, (a) PRI has not declared or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of PRI, (b) there has been no PRI Material Adverse Effect, (c) neither the business, properties nor assets of PRI have suffered a material adverse loss (whether or not covered by insurance) as the result of fire, explosion, earthquake, accident, labor trouble, condemnation or taking of property by any Governmental Entity, flood, windstorm, pestilence, embargo, riot, act of God or the public enemy or any other casualty or similar event, (d) PRI has not materially changed any of its accounting methods, principles or procedures, and (e) PRI has not entered into any agreement to do any of the foregoing. PRI has no liabilities, asserted liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, other than (a) those disclosed or reflected in the SEC Documents or disclosed in accordance with this Agreement, (b) those incurred since June 29, 1997 in the ordinary course of PRI's business consistent with past practice, and (c) liabilities or obligations that are not material, individually or in the aggregate, or that are not required under GAAP to be disclosed or reflected in the financial statements which are included in the SEC Documents.

      Section 5.6. Litigation. Except as disclosed in the SEC Documents, there is no claim, dispute, action, suit, appeal, legal, administrative or arbitral proceeding, or investigation, at law or in equity, pending against PRI, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal, and, to the knowledge of PRI, none has been threatened, in each case that could be reasonably expected to have a PRI Material Adverse Effect. No judgment has been entered by, and no claim, dispute, action, suit, appeal, legal, administrative or arbitral proceeding, or investigation, at law or in equity, is pending or, to the knowledge of PRI or Acquisition Corp., threatened that materially and adversely affects, or could materially and adversely affect, the ability of PRI or Acquisition Corp. to perform under this Agreement or that seeks to enjoin or prohibit any of the transactions contemplated by this Agreement.

      Section 5.7. Compliance with Applicable Laws. The business of PRI is not being conducted in violation of or conflict with any Law, except such violations or conflicts as do not and will not, individually or in the aggregate, have a PRI Material Adverse Effect. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to PRI is pending or, to the knowledge of PRI, threatened.

      Section 5.8. Taxes. PRI has timely filed in accordance with applicable law all Tax Returns required to be filed by or with respect to it, its operations and assets other than Tax Returns the failure to file which would not cause a PRI Material Adverse Effect. All Taxes shown as due on such Tax Returns have been paid. All Tax Returns filed by PRI with respect to Taxes were prepared in compliance with all applicable laws and regulations, other than such noncompliance as would not cause a PRI Material Adverse Effect, and were true and complete in all material respects as of the date on which they were filed or as subsequently amended to the date hereof.

      Section 5.9.   Proprietary Rights.

            5.9.1. PRI owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, trade secrets, blueprints, designs, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software, as defined in Section 2.20 above) that are material to the business of PRI as currently conducted or as proposed to be conducted by PRI (the "PRI Proprietary Rights").

            5.9.2. PRI is not in Violation of any license, sublicense or agreement as to which PRI is a party and pursuant to which PRI or any other person is authorized to use any PRI Proprietary Right except for such Violations that do not, in the aggregate, materially impair PRI's rights under such license, sublicense or agreement. Except as disclosed in the SEC Documents, no claims with respect to the PRI Proprietary Rights have been asserted or, to the knowledge of PRI, are threatened by any person (a) to the effect that the business of PRI as currently conducted or as proposed to be conducted by PRI, including PRI's design, development, use, import, manufacture and sale of the products, technology (including products or technology currently under development) or services of PRI, infringes on or misappropriates any copyright, patent, trademark, service mark, trade secret or other proprietary rights of any other Person or constitutes unfair competition or trade practices under any Law, (b) against the use by PRI of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in PRI's business as currently conducted or as proposed to be conducted by PRI, or (c) challenging the ownership by PRI, validity or effectiveness of any of the PRI Proprietary Rights.

      Section 5.10. Finder's Fees. Neither PRI nor Acquisition Corp. has incurred any liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, financial advisory fees or other similar forms of compensation in connection with this Agreement or any of the transactions contemplated hereby, other than as described in PRI's engagement letter with Morgan Stanley & Co. Incorporated dated October 21, 1997, a copy of which has been provided to Equipe.

           ARTICLE 6.  COVENANTS OF EQUIPE AS TO CONDUCT OF BUSINESS

      During the period from the date of this Agreement and continuing until the Closing, Equipe agrees, and each Founder agrees to take such action as may be necessary to cause Equipe to agree, that, except as expressly contemplated by this Agreement (including those actions necessary to effect the Related Company Acquisitions) or as consented to by PRI in writing:

      Section 6.1. Ordinary Course. Equipe shall carry on its business in the ordinary course consistent with prior practice, including the payment of all debts and taxes owed by Equipe in substantially the same manner as heretofore.

      Section 6.2. Corporate Documents. Equipe shall not amend the Equipe Charter or the Equipe Bylaws.

      Section 6.3. Capital Structure. Equipe shall not (a) declare or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Equipe Common, (b) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of capital stock of any class, or any options, warrants, calls, rights or agreements that obligate Equipe to issue, deliver or sell additional shares of Equipe Common or to grant, extend or enter into any such option, warrant, call, right or agreement, (c) split, combine or reclassify any of the Equipe Common, or (d) purchase, redeem or otherwise acquire, directly or indirectly, any shares of Equipe Common. Notwithstanding the foregoing, each of Equipe and E-Machine shall be entitled, prior to the Closing, to make a distribution or distributions to its stockholders in such amount or amounts as, when added to prior distributions, if any, made by such entity to such stockholders between January 1, 1997 and the Closing, will not exceed the aggregate state and federal income tax obligations of such stockholders in respect of the income of such entity from January 1, 1997 through the end of the tax year ending on the date of the Closing, as estimated in good faith by Equipe and its independent accountants (the "Current Year Taxes"). Each such stockholder shall furnish to Equipe, promptly after their filing with the appropriate tax authorities, copies of his final state and federal income tax returns for 1997 and any subsequent tax year ending on the date of the Closing. If the aggregate amount of the distributions made to any such stockholder by Equipe or E-Machine since January 1, 1997 exceeds such stockholder's Current Year Taxes attributable to such entity, the amount of such excess shall be refunded by such stockholder to Equipe within ten business days of his filing of the last such return.

      Section 6.4. Compliance with Applicable Laws. Equipe shall duly comply in all material respects with all applicable laws, ordinances and regulations and all applicable orders, judgments, injunctions, awards and decrees of Governmental Entities.

      Section 6.5. Investments and Acquisitions. Equipe shall not (a) acquire any equity interest or investment exceeding five percent of the equity capital of any Person, (b) acquire by merging or consolidating with, by purchasing a substantial portion of the assets of, or by any other manner, any Person, (c) otherwise acquire or license any assets that are material, individually or in the aggregate, to Equipe except in the ordinary course of business consistent with prior practice or (d) enter into any partnership, joint venture, voluntary association, cooperative or business trust agreement or arrangement, other than in the ordinary course of business consistent with prior practice.

      Section 6.6. Indebtedness. Equipe shall not, and shall not propose to, incur any Indebtedness for borrowed money, incur any other Indebtedness except in the ordinary course of business, or guarantee any Indebtedness of others. Equipe shall not pay, discharge or satisfy, in an amount in excess of $50,000

(in the aggregate), any claims, liabilities or obligations reflected or reserved against in the 1997 Balance Sheet except in the ordinary course of business consistent with past practice.

      Section 6.7. Litigation. Equipe shall not commence any litigation. Equipe shall cooperate and consult with PRI with respect to all matters regarding any proceeding set forth on any Schedule relating to Section 2.8 of this Agreement, including any settlement proposed by any Person (including PRI), and Equipe shall not take any significant actions with respect to such proceedings (including the entering into of any such settlement) without the prior approval of PRI, which approval shall not be unreasonably withheld.

      Section 6.8. Properties. Equipe shall not lease or otherwise dispose of any of its property, individually or in the aggregate, except in the ordinary course of business consistent with prior practice.

      Section 6.9. Contracts. Equipe shall not (a) enter into any Contract or engage in any transaction not in the ordinary course of business consistent with past practice, (b) amend or otherwise modify any Contract pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of Equipe, (c) amend or otherwise modify any Contract except in the ordinary course of business consistent with past practice, or (d) do or omit to do any act or permit any act or omission to act, which act or omission will result in a Violation of any material provision of any material Contract.

      Section 6.10. Taxes. Equipe shall not make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes.

      Section 6.11. Benefit Plans. Equipe shall not adopt any Benefit Plan or amend any Benefit Plan in any material respect.

      Section 6.12. Insurance. Equipe shall maintain insurance of the types, in the amounts and with deductibles and exclusions consistent with past business practice.

      Section 6.13. Employee Matters. Equipe shall not (a) adopt any collective bargaining agreement, (b) grant any severance or termination pay to any director, officer or other employee of Equipe, (c) grant any general or uniform increase in the rates of pay of employees of Equipe or in the benefits under any bonus plan or other compensation arrangements or (d) increase the compensation payable or to become payable to any officer or key salaried employee.

      Section 6.14. Proprietary Rights. Equipe shall not transfer to any Person any rights to Proprietary Rights, except in the ordinary course of business consistent with past practice.

      Section 6.15. General. Neither Equipe nor any Founder shall take, propose to take, or agree in writing or otherwise to take any of the actions described in Sections 6.1 through 6.14 or any other action that would prevent Equipe or any Founder from performing, or cause Equipe or any Founder not to perform, its covenants and other obligations hereunder.

             ARTICLE 7. COVENANTS OF PRI AS TO CONDUCT OF BUSINESS

      During the period from the date of this Agreement and continuing until the Closing, PRI agrees that, except as expressly contemplated by this Agreement (including those actions necessary to effect the Related Company Acquisitions) or as consented to by Equipe in writing:

      Section 7.1. Ordinary Course. PRI shall carry on its business in the ordinary course consistent with prior practice, including the payment of all debts and taxes owed by PRI in substantially the same manner as heretofore.

      Section 7.2. Corporate Documents. PRI shall not amend its articles of organization or its bylaws; provided, however, that PRI may amend its articles of organization to increase the number of shares of PRI Common that PRI is authorized to issue.

      Section 7.3. Capital Structure. PRI shall not (a) declare or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of PRI, (b) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of capital stock of any class, or any options, warrants, calls, rights or agreements that obligate PRI to issue, deliver or sell additional shares of PRI Common, or to grant, extend or enter into any such option, warrant, call, right or agreement, other than in the ordinary course of PRI's business pursuant to its 1984 Incentive Stock Option Plan, 1994 Incentive and Nonqualified Stock Option Plan and 1994 Employee Stock Purchase Plan, (c) split, combine or reclassify any of the PRI Common, or (d) purchase, redeem or otherwise acquire, directly or indirectly, any shares of PRI Common.

      Section 7.4. Compliance with Applicable Laws. PRI shall duly comply in all material respects with all applicable laws, ordinances and regulations and all applicable orders, judgments, injunctions, awards and decrees of Governmental Entities.

      Section 7.5. Investments and Acquisitions. Except as contemplated by this Agreement, PRI shall not engage in any acquisition of the equity capital or assets of any Person in a transaction requiring the approval of the stockholders of PRI.

      Section 7.6. General. PRI shall not take, propose to take, or agree in writing or otherwise to take any of the actions described in Sections 7.1 through 7.5 or any other action that would prevent PRI from performing, or cause PRI not to perform, its covenants and other obligations hereunder.


                        ARTICLE 8. ADDITIONAL COVENANTS

      Section 8.1. Proxy Statement. As soon as reasonably practicable after the execution of this Agreement, PRI shall prepare and file with the Securities and Exchange Commission a proxy statement (as amended or supplemented, the "Proxy Statement") to be sent to the stockholders of PRI in connection with the solicitation of proxies for the meeting of PRI's stockholders to consider the Merger (the "PRI Stockholders' Meeting").

      Section 8.2. PRI Stockholders' Meeting. Promptly after the date hereof, PRI shall take all action necessary in accordance with the Massachusetts Business Corporation Law, its articles of organization and its bylaws to convene the PRI Stockholders' Meeting to be held as soon as reasonably practicable for the purpose of voting upon this Agreement and the Merger.

      Section 8.3. Related Company Acquisitions. PRI, Equipe and the Founders shall take any and all actions reasonably necessary to validly effect the Related Company Acquisitions.

      Section 8.4. Access to Information. Equipe shall afford to PRI, and PRI shall afford to Equipe, and each shall cause its independent accountants to afford to the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of the other party's properties, books, contracts, commitments and records. During such period, each party shall use reasonable efforts to furnish promptly to the other party all other information concerning the business, properties and personnel of such party as the other party may reasonably request.

      Section 8.5.   Confidentiality.

            8.5.1.   For purposes of this Section 8.5, a "party" shall refers to
      (i) collectively, Equipe (prior to the Closing Date) and each of the Founders and (ii) together, PRI and Acquisition Corp. Each party shall treat as confidential, and shall cause its accountants, counsel and other representatives to treat as confidential, all documents and information concerning the other party furnished by the other party to such party (including documents and information furnished prior to the date hereof) in connection with the transactions contemplated by this Agreement, except to the extent that such information or documents: (a) at the time of its disclosure to the receiving Party by or on behalf of the disclosing party is already known or available to the receiving party, provided that the receiving party is not subject to similar restrictions of confidentiality as set forth herein with a third party with respect to such information;
      (b) is or becomes known or available to the public other than as a result of an unauthorized disclosure by the receiving party or its directors, officers, employees, agents or representatives; (c) is or becomes known or available to the receiving party without similar restrictions of confidentiality as set forth herein from a source other than the disclosing party, provided that such source is not known by the receiving party, after reasonable inquiry, to be bound by a confidentiality agreement with, or other obligation of secrecy to, the disclosing party that would prohibit such disclosures to the receiving party by such other party; (d) is independently generated by the receiving party and not derived from confidential information; or (e) is required to be disclosed by the receiving party by law, regulation, court order or other legal process. Subject to the foregoing, each party will not release or disclose such information or documents to any Person other than its representatives in connection with this Agreement and will not use such information for purposes other than as contemplated by this Agreement. In the event of the termination of this Agreement, each party hereto shall, and shall cause its representatives to, deliver to the other party the originals of all documents obtained by such party or on behalf of such party from the other party in connection with this Agreement, whether so obtained before or after the execution hereof, and such party shall, and shall cause its representatives to, destroy all copies thereof.

            8.5.2. Except as contemplated by Section 8.6, no party shall disclose to any Person (other than the party's representatives) any information regarding the transactions contemplated by this Agreement, including the existence and terms of this Agreement. Prior to the time that this Agreement is publicly announced in a press release in accordance with Section 8.6 or is disclosed in a filing made by PRI with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act, no Founder shall, directly or indirectly, buy, sell or otherwise trade in any shares of PRI Common or advise any other Person as to any trading of PRI Common.

            8.5.3. The agreements contained in this Section 8.5 shall survive any termination of this Agreement and remain in effect for a period of five years from the date hereof.

      Section 8.6. Public Disclosure. Any press release or other public disclosure of information regarding the transactions contemplated by this Agreement (including the existence and terms of this Agreement) shall be developed by PRI, subject to (a) the approval of Equipe, which approval shall not be unreasonably withheld, or (b) if such disclosure is required in order for PRI to comply with applicable law, reasonable consultation with Equipe.

      Section 8.7. Exclusivity. Neither Equipe nor any Founder shall, nor shall Equipe permit any of its representatives or affiliates to, directly or indirectly, (a) solicit, initiate or participate in discussions or negotiations or otherwise cooperate in any way with, or provide any information to, any Person (other than PRI) or any group of Persons concerning any tender offer, exchange offer, merger, business combination, sale of substantial assets, sale of shares of capital stock or similar transaction involving such party or (b) enter into any agreement to effect, or effect, any such transaction (other than the transactions contemplated hereby). Equipe and each Founder shall immediately notify PRI in writing of any of the events referred to in this Section 8.7, including a summary of the material terms of any offer made or proposed in connection therewith.

      Section 8.8. Securities Laws. PRI shall take such steps as may be necessary to comply with the securities laws of the United States and the securities and Blue Sky laws of all other jurisdictions that are applicable in connection with the Merger. Equipe shall use its best efforts to assist PRI as may be necessary to comply with such laws.

      Section 8.9. Option Assumption; S-8 Registration Statement. PRI will take such action as is necessary to effect the assumption of the Equipe Options in accordance with Section 1.4.2 above. PRI will file a registration statement on Form S-8 covering the shares of PRI Common issuable upon exercise of the assumed Equipe Options no later than January 4, 1998 or, if later, five business days after the Closing, and will use its best efforts to cause such registration statement to become and remain effective for so long as any of the Equipe Options remain outstanding.

      Section 8.10. State Statutes. If any state takeover law shall become applicable to the transactions contemplated by this Agreement, PRI and its board of directors or Equipe and its board of directors, as the case may be, shall use their best efforts to obtain such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

      Section 8.11. Pooling Accounting. No party to this Agreement shall knowingly take any action, directly or indirectly, that would cause the Merger to fail to qualify as a pooling of interests, including taking any action that would alter the equity interests of Equipe in a way that would prohibit pooling of interests treatment for the Merger.

      Section 8.12. Expenses. If the Merger is not consummated, each party will be and remain responsible for its costs and expenses, including fees and disbursements of consultants, investment bankers and other financial advisors, counsel and accountants, and the costs incurred in seeking necessary consents, in connection with the acquisition of Equipe by PRI.

      Section 8.13. Consents; Further Assurances. The parties shall use all commercially reasonable efforts to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party in connection with the taking of any action contemplated by this Agreement. No party shall take any action that would, or is reasonably likely to, result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions precedent set forth in Article 9 not being satisfied. At any time and from time to time after the Closing, the parties agree to cooperate with each other to execute and deliver such other documents, instruments or transfer or assignment, files, books and records, and to do all such further acts and things, as may be reasonably required to carry out the transactions contemplated hereby.

      Section 8.14. Updates of Schedules. Equipe and the Founders may, from time to time after the date hereof but not later than five days before the Closing Date, prepare and deliver to PRI updates to one or more of the Schedules hereto disclosing any changes thereto required in respect of matters not known to Equipe or the Founders on or prior to the date of execution and delivery hereof. In the event the Closing does not occur, the initial Schedules shall constitute the Schedules to be used in determining any inaccuracy in, or breach of, any representations or warranties of Equipe and the Founders pursuant to
Section 11.2. In the event the Closing occurs, the final versions of the Schedules as of the Closing Date shall supersede the initial Schedules and shall constitute the definitive Schedules for all purposes of Article 10.

      Section 8.15. Nomination of Director. PRI hereby agrees that, at each annual or special meeting of its stockholders at which directors of PRI are to be elected, PRI will include as one of the nominees for whose election proxies are solicited on behalf of PRI one person designated in writing by those Holders holding, in the aggregate, a majority of the shares of PRI Common issued at the Effective Time that are owned of record by the Holders (the "Equipe Nominee"). PRI will use its best efforts, consistent with applicable law, to solicit proxies for the election of the Equipe Nominee, consistent with the efforts customarily employed by PRI in soliciting proxies for the election of management's nominees for director, and otherwise to cause the election of the Equipe Nominee as a director. Provided that an Equipe Nominee is nominated for election to a term of at least one year at PRI's annual meeting of stockholders or special meeting in lieu thereof following the end of each of its 1997, 1998 and 1999 fiscal years, PRI shall not be required to nominate any Equipe Nominee
(a) for election to a term that will end after PRI's annual meeting of stockholders or special meeting in lieu thereof following the end of its 1999 fiscal year or (b) for election at any meeting if an Equipe Nominee is already serving as a director and will remain in office following such meeting.

      Section 8.16.  Indemnification of Equipe Officers and Directors.

            8.16.1 PRI and the Surviving Corporation hereby agree that the indemnification obligations set forth in the Equipe Charter and the Equipe Bylaws, in each case on the date of this Agreement, shall survive the Merger (and, prior to the Effective Time, PRI shall cause the articles of incorporation and bylaws of Acquisition Corp. to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors or officers, employees or agents (each such term being used in this Section 8.16 in the manner defined in the Equipe Charter and the Equipe Bylaws in effect on the date hereof) of Equipe.

            8.16.2 PRI shall take all action necessary to cause the Surviving Corporation to perform its obligations under Section 8.16.1 and to fulfill its indemnification obligations under the Surviving Corporation's articles of incorporation and bylaws.

            8.16.3 The obligations of Equipe, the Surviving Corporation, and PRI under this Section 8.16 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee or agent to whom this Section 8.16 applies without the consent of such affected director, officer, employee or agent (it being expressly agreed that each such director, officer, employee and agent to whom this Section 8.16 applies shall be a third-party beneficiary of this Section 8.16).


      Section 8.17. Employee Matters. To the maximum extent permitted under the terms of the applicable PRI benefit plans, all Equipe employees shall be eligible to participate in the various benefit plans and programs maintained for PRI employees or in substantially similar programs, including (without limitation) any of the following benefit plans maintained by PRI as of the Effective Time: medical/dental/vision care, life insurance, disability income, sick pay, holiday and vacation pay, 401(k) plan coverage, Section 125 benefit arrangements, bonus, profit-sharing or other incentive plans, pension or retirement programs, dependent care assistance, and employee stock option and stock purchase plans, to the extent the Equipe employees meet the eligibility requirements for each such plan or program. Equipe employees shall be given credit, for purposes of any service requirements for participation, for their period of service with Equipe prior to the Effective Time, and the Equipe employees shall also, with respect to any PRI plans or programs which have co-payment, deductible or other co-insurance features, receive credit for any amounts such employees have paid to date in the plan year of the Merger in co-payments, deductibles or co-insurance under comparable programs maintained by Equipe prior to the Effective Time. No Equipe employee who participates in any medical/health plan of Equipe at the Effective Time shall be denied coverage under the PRI medical/health plan by reason of any pre-existing condition exclusions. All officers of Equipe immediately prior to the Effective Time shall be entitled to all perquisites and other special benefits generally made available to PRI officers of equivalent responsibility.

      Section 8.18. Obligations of Acquisition Corp. PRI shall take all action necessary to cause Acquisition Corp. to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

      Section 8.19. Affiliate's Agreements. Each of PRI and Equipe shall use its best efforts to cause each person who is, or may be deemed to be, at the time of the PRI Stockholders' Meeting, an "affiliate" of PRI (a "PRI Affiliate") or of Equipe (an "Equipe Affiliate"), respectively, to deliver to the other, prior to the date the Proxy Statement is mailed to PRI's stockholders, a written agreement in substantially the form of Exhibit B-1 (a "PRI Affiliate's
                                       -----------
Agreement") or Exhibit B-2 (an "Equipe Affiliate's Agreement") hereto,
               -----------
respectively.


                        ARTICLE 9. CONDITIONS PRECEDENT

      Section 9.1. Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by such party:

            9.1.1. Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration or early termination of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including under applicable federal and state securities laws, and including the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and regulations promulgated thereunder (the "HSR Act"), shall have been filed, occurred or been obtained.

            9.1.2. Stockholder Approval. This Agreement shall have been approved and adopted by the stockholders of both Equipe and PRI.

            9.1.3. Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation brought by any Governmental Entity seeking the issuance of such an order or injunction shall be pending which, in the good faith judgment of Equipe's or PRI's board of directors, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

            9.1.4. Statutes. No statute, rule or regulation shall have been enacted by any Governmental Entity that (a) makes the consummation of the transactions contemplated by this Agreement illegal, (b) prohibits PRI's ownership or operation of all or a material portion of the business or assets of Equipe, or compels PRI to dispose of or hold separate all or a material portion of the business or assets of Equipe, as a result of the transactions contemplated by this Agreement, or (c) renders PRI or Equipe unable to consummate the transactions contemplated by this Agreement, except for any waiting period provisions.

            9.1.5. Tax Opinions. PRI and Equipe shall have received written opinions of Foley, Hoag & Eliot LLP and Brobeck, Phleger & Harrison LLP, respectively, in form and substance reasonably satisfactory to them to the effect that the Merger and the Related Company Acquisitions constitute reorganizations within the meaning of Section 368 of the Code. In rendering such opinions, counsel may rely upon representations and certificates of PRI, Acquisition Corp., Equipe and the Founders.

            9.1.6. Pooling Letters. Each of PRI and Equipe shall have received updates of letters from Coopers & Lybrand LLP and Ernst & Young LLP regarding those firms' concurrence with the conclusions of the managements of PRI and Equipe respectively as to the appropriateness of pooling of interests accounting for the Merger and the Related Company Acquisitions under Accounting Principles Board Opinion No. 16, if closed and consummated in accordance with this Agreement.

      Section 9.2. Conditions to Obligations of PRI and Acquisition Corp. The obligations of PRI and Acquisition Corp. to effect the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by PRI:

            9.2.1. Representations, Warranties and Performance of Equipe and the Founders. The representations and warranties of Equipe and each of the Founders set forth in this Agreement shall be true and correct as of the date of this Agreement and as if made at and as of the Closing Date, except for (i) changes specifically contemplated by this Agreement, (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date) and
      (iii) in each case except where the failure to be so true and correct would not have an Equipe Material Adverse Effect (other than representations and warranties that are already so qualified, which shall be true and correct as written). Equipe and each Founder shall have performed in all material respects all obligations required to be performed under this Agreement prior to the Closing Date by such parties. Since June 30, 1997 there shall have been no changes that, in the aggregate, have had or could reasonably be expected to have an Equipe Material Adverse Effect, and the Closing, itself, will not cause any default under any material contract to which Equipe is a party that would have an Equipe Material Adverse Effect. PRI shall have received a certificate signed by the chief executive officer and chief financial officer of Equipe and by each Founder confirming the preceding three sentences.

            9.2.2. Officers' Certificate. Authorized officers of Equipe shall have executed the Officers' Certificate of Equipe.

            9.2.3. Other Agreements. Each of the parties thereto, other than PRI and Acquisition Corp., shall have entered into the following agreements:

              (a) Equipe Affiliate's Agreements, dated as of the Closing Date, of each of the Equipe Affiliates;

              (b) Employment Agreements, dated as of the Closing Date, between Equipe and each of James Cameron, Frantisek Pavlik, Paul Rogan, Lubomir Skrobak and Steven The in the form of
                   Exhibit C (the "Employment Agreements");
                   ---------

              (c) a Registration Rights Agreement, dated as of the Closing Date, among PRI, each of the Holders, the stockholders of each of the Related Companies, and the Stockholders' Representatives (as defined in Section 10.2) in the form of Exhibit D (the "Registration Rights Agreement); and
                   ---------

              (d) each of Ralph Cameron, Ruth Cameron, Patrick Allen and John Hoctor (collectively, the "Other Holders") shall have executed an instrument of adherence (each an "Instrument of Adherence"), agreeing to be bound by Articles 10 and 12 hereof.

            9.2.4. Irrevocable Proxies. Each Founder shall have delivered to PRI, simultaneously with the execution of this Agreement, and Equipe shall have used its best efforts to cause each of Ralph Cameron, Ruth Cameron, Patrick Allen and John Hoctor to deliver to PRI as soon as practicable following the execution of this Agreement, his or her irrevocable proxy (each, an "Irrevocable Proxy") in the form of Exhibit E with respect to
                                                    ---------
      approval of the Merger by the stockholders of Equipe.

            9.2.5. Opinion of Counsel for Equipe and Founders. PRI shall have received an opinion dated as of the Closing Date of Brobeck, Phleger & Harrison LLP, counsel for Equipe and the Founders, in the form of Exhibit F.
      ---------

            9.2.6. Resignations. Equipe shall have received a letter from each person who is an officer or director of Equipe or of either Related Company immediately prior to the Closing Date, to the effect that such person thereby resigns from all such offices effective as of the Closing Date.

            9.2.7. FIRPTA Compliance. Each Holder shall have delivered to PRI an affidavit complying with the requirements of Code section 1445 and the regulations thereunder certifying as to the non-foreign status of such Holder, or Equipe and each of the Related Companies shall have delivered to PRI certificates complying with the requirements of Section 1445 of the Code and the regulations thereunder to the effect that Equipe and the Related Companies are not and have not been U.S. real property holding corporations.

            9.2.8. Effectiveness of Related Company Acquisitions. All conditions to the consummation of the Related Company Acquisitions, other than the consummation of the Merger, shall have been satisfied, such that the Related Party Acquisitions will be able to be consummated immediately following the consummation of the Merger.

      Section 9.3. Conditions to Obligations of Equipe and Founders. The obligations of Equipe and the Founders to effect the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by the Founders:

            9.3.1. Representations, Warranties and Performance of PRI. The representations and warranties of PRI and Acquisition Corp. set forth in this Agreement shall be true and correct as of the date of this Agreement and as if made at and as of the Closing Date, except for (i) changes specifically contemplated by this Agreement, (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) in each case except where the failure to be so true and correct would not have a PRI Material Adverse Effect. PRI and Acquisition Corp. shall have performed in all material respects all obligations required to be performed under this Agreement prior to the Closing Date by such parties. Since June 29, 1997, there shall have been no changes that, in the aggregate, have had or could reasonably be expected to have a PRI Material Adverse Effect, and the Closing, itself, will not cause any default under any material contract to which PRI or Acquisition Corp. is a party that would have a PRI Material Adverse Effect. Equipe shall have received a certificate signed by the chief executive officer and chief financial officer of PRI and Acquisition Corp. confirming the preceding three sentences.

            9.3.2. Officers' Certificate. Authorized officers of Acquisition Corp. shall have executed the Officers' Certificate of Acquisition Corp.

            9.3.3. Other Agreements. Each of PRI and Acquisition Corp., to the extent a party thereto, shall have entered into the Registration Rights Agreement and the Employment Agreements.

            9.3.4. Opinion of PRI's Counsel. The Founders shall have received an opinion dated as of the Closing Date of Foley, Hoag & Eliot LLP, counsel to PRI and Acquisition Corp., substantially in the form of Exhibit G.
                                                                 ---------

            9.3.5. PRI Options. The board of directors of PRI shall have authorized, and any other necessary corporate action shall have been taken by PRI to cause, the issuance, as of the Effective Time, of nonqualified stock options to purchase PRI Common to those Equipe employees listed on
      Schedule 9.3.5, in the respective amounts listed on Schedule 9.3.5 (the
      --------------                                      --------------
      "PRI Options"). Such PRI Options shall be at an exercise price equal to the last reported sale price of the PRI Common as reported by the Nasdaq National Market on the Effective Date, and shall otherwise be consistent in form and substance with the nonqualified stock options granted by PRI to employees having comparable responsibilities.


                           ARTICLE 10. INDEMNIFICATION

      Section 10.1. Agreement to Indemnify. Subject to the limitations set forth herein, the Holders shall jointly and severally (and without any right of contribution from or indemnification by Equipe or either Related Company) indemnify, defend and hold harmless PRI and the Surviving Corporation (and their respective affiliates, officers, directors, employees, representatives and agents) (collectively, the "Indemnified Persons") against and in respect of any and all claims, costs, losses, expenses, liabilities or other damages, including interest, penalties and reasonable attorneys' fees and disbursements (collectively "Damages") by reason of or otherwise arising out of a breach by Equipe or any Founder of a representation, warranty or covenant contained in this Agreement. The amounts for which the

Indemnified Persons may seek indemnification under this Article 10 shall extend to, and as used herein the term "Damages" shall include, reasonable attorneys' fees and disbursements, reasonable accountants' fees, costs of litigation and other expenses incurred by them in the defense of any claim asserted against them and any amounts paid in settlement or compromise of any claim asserted against them to the extent that the claim asserted is or would have been subject to the indemnification provisions hereof, subject to the limitations set forth in Section 10.4. The indemnity under this Article 10 extends only to the net amount of Damages sustained by the Indemnified Person after deducting therefrom any amount that such Indemnified Person recovers as proceeds of insurance in respect of such claim, net of any cost of collection, deductible, retroactive premium adjustment, reimbursement obligation or other cost directly related to the insurance claim for such claim.

      Section 10.2. Appointment of Stockholders' Representative. Each Holder, by operation of the Merger and by virtue of his receipt of the merger consideration specified in Section 1.5 above, shall be deemed at the Effective Time to have appointed James Cameron and Paul Rogan, and each of them, acting singly, with full power of substitution, the representatives and attorneys-in-fact of such Holder (the "Stockholders' Representatives"), with full power and authority in the name of and for and on behalf of such Holder to:

            (a) execute and deliver on behalf of such Holder the Registration Rights Agreement and on behalf of each Other Holder an Instrument of Adherence; and

            (b) to receive at the Closing and forward promptly to such Holder the stock certificates referred to in Section 1.5 above.

      This power of attorney, and the authority conferred hereby, being coupled with an interest, are irrevocable and shall not be terminable by any act or deed of such Holder, by the death or incapacity of such Holder, by operation of law or otherwise. Notwithstanding the foregoing, this power of attorney shall terminate in the event that the Closing has not taken place within one hundred twenty (120) days after the date hereof.

      Section 10.3. Survival of Representations and Warranties. Except as otherwise set forth below, the representations and warranties of Equipe and the Founders in this Agreement shall survive the Closing, and any investigation made by PRI, for a period of one year after the Closing Date or, if sooner, until the publication of audited financial statements of PRI for its first fiscal year ending after the Effective Time (the "Survival Period"). The representations and warranties of PRI and Acquisition Corp. shall terminate at the Effective Time. The covenants of any party shall survive the Closing in accordance with their terms.

      Section 10.4. Certain Limitations. The obligations of the Holders with respect to indemnification pursuant to Section 10.1 above shall be subject to the following limitations:

      (a) no indemnification shall be required to be made hereunder (i) with regard to individual claims for $10,000 or less and (ii) unless the aggregate amount of individual claims of greater than $10,000 for which indemnity is sought exceeds $2,500,000, in which case indemnification shall be provided to the full extent of such claims;

      (b) no claims for indemnity shall be made after the expiration of the Survival Period; and

      (c) the amount of the claims for which indemnification shall be made hereunder by any Holder shall not exceed the product of (i) the Average Price multiplied by (ii) ten percent (10%) of the number of shares of PRI Common received by such Holder pursuant to this Agreement and any Related Company Acquisition Agreement to which such Holder is a party.

                  ARTICLE 11. TERMINATION, AMENDMENT AND WAIVER

      Section 11.1. Termination. This Agreement may be terminated at any time prior to the Closing:

      (a)   by mutual written consent of Equipe, the Founders and PRI;

      (b) by Equipe or any Founder if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of PRI or Acquisition Corp. such that the condition set forth in Section 9.3.1 would not be satisfied and, if such breach is curable, such breach has not been cured within twenty days after written notice of such breach, or by PRI if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Equipe or any Founder such that the condition set forth in Section 9.2.1 would not be satisfied and, if such breach is curable, such breach has not been cured within twenty days after written notice of such breach;

      (c) by Equipe, any Founder or PRI if the stockholders of Equipe or PRI shall have voted not to approve this Agreement;

      (d) by Equipe, any Founder or PRI if the Closing shall not have been occurred on or before May 31, 1998; provided, however, that the rights to terminate this Agreement under this Section 11.1(d) shall not be available to any party whose failure to fulfill an obligation under this Agreement has been the cause of the failure of the Merger to occur on or before such date;

      (e) by Equipe, any Founder or PRI if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the transactions contemplated by this Agreement or
            (ii) there shall be any action taken, or any statute, rule, regulation or order erected, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity which would make consummation of the transactions contemplated by this Agreement illegal; and

      (f) by Equipe or PRI if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would (i) prohibit PRI's or Equipe's ownership or operation of all or a material portion of the business or assets of Equipe or PRI and its subsidiaries taken as a whole, or compel PRI or Equipe to dispose of or hold separate all or a material portion of the business or assets of Equipe or PRI, as a result of the transactions contemplated by this Agreement or (ii) render PRI, Equipe or any Founder unable to consummate the transactions contemplated by this Agreement.

      Section 11.2. Effect of Termination. In the event of termination of this Agreement by Equipe, PRI or the Founders as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of PRI or Equipe or their respective officers or directors or any Founder, except that if such termination results from any material and intentionally fraudulent misrepresentation by a party made herein or an intentional breach by any party of any of its material agreements herein, the other parties shall be entitled to recover from such party all fees and expenses incurred by them incident to their investigation, preparation and carrying out of the transactions contemplated hereby.

      Section 11.3. Amendment. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 11.4. Extension; Waiver. At any time prior to the Effective Time, any party hereto, by such corporate or other action as shall be appropriate, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                            ARTICLE 12. MISCELLANEOUS

      Section 12.1. Arbitration.

            12.1.1. Any dispute, controversy or claim arising in connection with this Agreement, including any claim for indemnification pursuant to
      Section 10.1 of this Agreement, shall be settled by arbitration by a panel of three arbitrators; except that, notwithstanding the foregoing, any dispute, controversy or claim arising in connection with a breach of the confidentiality provisions of this Agreement shall not be subject to arbitration pursuant to this Section 12.1. The arbitration shall be held in New York, New York and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except that the rules set forth in this Section 12.1 shall govern such arbitration to the extent they conflict with the rules of the American Arbitration Association.

            12.1.2. Upon written notice by a party to any other party of a request for arbitration hereunder, PRI and the Founders shall each select an arbitrator within thirty days after the date of such notice, and the two arbitrators so selected shall use their best efforts to select a mutually acceptable arbitrator within thirty days after their selection. If the two arbitrators are unable to agree upon a third arbitrator within said thirty-day period, the third arbitrator shall be selected by the American Arbitration Association pursuant to its rules. The arbitration shall be conducted in an expeditious manner, the parties using their best efforts to cause the arbitration to be completed within sixty days after selection of the arbitrator. In the arbitration, there shall be no discovery except as the arbitrators shall permit following a determination by the arbitrators that the party seeking such discovery has substantial demonstrable need. All other procedural matters shall be within the discretion of the arbitrators. In the event a party fails to comply with the procedures in any arbitration in a manner deemed material by the arbitrators, the arbitrators shall fix a reasonable period of time for compliance and, if the party does not comply within said period, a remedy deemed just by the arbitrators, including an award of default, may be imposed.

            12.1.3. The determination of the arbitrators by majority vote shall be final and binding on the parties. The expense of the arbitration and all expenses incurred by the parties with respect thereto (including reasonable attorneys' fees and fees of experts shall be borne by the party not prevailing in the arbitration, as determined by the arbitrators. Judgment upon the award rendered by the arbitrators may be entered in the U.S. District Court for the District of New York sitting in New York, New York.

      Section 12.2. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by facsimile (with receipt confirmed), or by courier service, as follows:

      To PRI:                       PRI Automation, Inc.
                                    805 Middlesex Turnpike
                                    Billerica, Massachusetts 01821-3986
                                    Fax: 978-671-9430
                                    Attention: President

                                    With a copy to:

                                    Foley, Hoag & Eliot LLP
                                    One Post Office Square
                                    Boston, Massachusetts 02109
                                    Fax:  617-832-7000
                                    Attention: Robert L. Birnbaum, Esq.

      To Equipe:                    Equipe Technologies, Inc.
                                    733 North Pastoria Avenue
                                    Sunnyvale, California 94086
                                    Fax: 408-522-0358
                                    Attention: President

                                    With a copy to:

                                    Brobeck, Phleger & Harrison LLP
                                    Spear Street Tower
                                    One Market
                                    San Francisco, California 94105
                                    Fax:  415-442-1010
                                    Attention: Michael J. Kennedy, Esq.

      To any Founder:               James Cameron and Paul Rogan,
                                      as Stockholders' Representatives
                                    c/o Equipe Technologies, Inc.
                                    733 North Pastoria Avenue
                                    Sunnyvale, California 94086
                                    Fax: 408-522-0358

                                    With a copy to:

                                    Brobeck, Phleger & Harrison LLP
                                    Spear Street Tower
                                    One Market
                                    San Francisco, California 94105
                                    Fax:  415-442-1010
                                    Attention: Michael J. Kennedy, Esq.

or to such other Persons as may be designated in writing by the parties, by a notice given as aforesaid.

      Section 12.3. Construction. The headings in this Agreement are included only for convenience and shall not affect the meaning or interpretation of this Agreement. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

      Section 12.4. Exhibits and Schedules. The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein. All references herein to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, except as otherwise provided.

      Section 12.5. Entire Agreement, Assignability, etc. This Agreement (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein, and (c) shall not be assignable by operation of law or otherwise, except to each Founder's heirs upon such Founder's death. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee of any party hereto or any other Person unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

      Section 12.6. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

      Section 12.7. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

      Section 12.8. Jurisdiction and Venue. Each party agrees that the federal courts of the United States shall have the exclusive jurisdiction for any dispute under this Agreement.

      Section 12.9. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

      Section 12.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                                 *     *     *

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                     PRI AUTOMATION, INC.


                                     By: /s/ Mordechai Wiesler
                                        ----------------------------------------
                                        Name:  Mordechai Wiesler
                                        Title: Chief Executive Officer


                                     E-ACQUISITION, CORP.


                                     By: /s/ Mordechai Wiesler
                                        ----------------------------------------
                                        Name:  Mordechai Wiesler
                                        Title: Chief Executive Officer


                                     EQUIPE TECHNOLOGIES, INC.


                                     By: /s/ James Cameron
                                        ----------------------------------------
                                        Name:  James Cameron
                                        Title: CEO

                                     FOUNDERS:


                                     /s/ James Cameron
                                     -------------------------------------------
                                     James Cameron


                                     /s/ Frantisek Pavlik
                                     -------------------------------------------
                                     Frantisek Pavlik


                                     /s/ Paul Rogan
                                     -------------------------------------------
                                     Paul Rogan


                                     /s/ Lubomir Skrobak
                                     -------------------------------------------
                                     Lubomir Skrobak


                                     /s/ Steven The
                                     -------------------------------------------
                                     Steven The

                            Instrument of Adherence
                            -----------------------

      Each of the undersigned hereby agrees to be bound by Articles 10 and 12 of the foregoing Agreement and Plan of Reorganization dated October 25, 1997, as fully as if each had been an original signatory thereto.



                                                           *
                                        ----------------------------------------
                                        Ralph Cameron


                                                           *
                                        ----------------------------------------
                                        Ruth Cameron


                                                           *
                                        ----------------------------------------
                                        Patrick Allen


                                                           *
                                        ----------------------------------------
                                        John Hoctor


                                        By: /s/ James Cameron
                                           -------------------------------------
                                           James Cameron, Attorney-in-fact


                                           /s/ Paul Rogan
                                           -------------------------------------
                                           Paul Rogan, Attorney-in-fact

      Agreement and Plan of Reorganization, dated as of October 25, 1997, among PRI Automation, Inc., E-Acquisition Corp., Equipe Technologies, Inc.
             and Certain Stockholders of Equipe Technologies, Inc.

--------------------------------------------------------------------------------

Exhibits and Schedules Omitted In Accordance with Item 601(b)(2) of Regulation S-K:

          (a) Exhibit A-1. Form of stock purchase agreement for the acquisition of the capital stock of E-Machine by PRI;

          (b) Exhibit A-2. Form of stock purchase agreement for the acquisition of the capital stock of Equipe Japan by PRI;

          (c) Exhibit B-1. Form of affiliate's agreement to be entered into by affiliates of PRI prior to the mailing of a proxy statement (the "Proxy Statement") concerning the Merger and related transactions to the stockholders of PRI;

          (d) Exhibit B-2. Form of affiliate's agreement to be entered into by affiliates of Equipe prior to the mailing of the Proxy Statement;

          (e) Exhibit C. Form of employment agreement to be entered into between Equipe and each of the Founders on or before the date of the closing (the "Closing") of the transactions contemplated by the Merger Agreement;

          (f) Exhibit D. Form of registration rights agreement to be entered into between PRI and the currently outstanding stockholders of Equipe, E-Machine and Equipe Japan on or before the date of the Closing;

          (g) Exhibit E. Form of irrevocable proxy to be executed by each of the stockholders of Equipe with respect to their approval of the Merger;

          (h) Exhibit F. Form of opinion of counsel for Equipe and the Founders to be delivered to PRI at the Closing;

          (i) Exhibit G. Form of opinion of counsel for PRI and E-Acquisition to be delivered to the Founders at the Closing;

          (j) Schedules of exceptions to Article 2 of the Merger Agreement;

          (k) Schedule of officers and directors of the Related Companies;

          (l) Schedule of stockholders of the Related Companies;

          (m) Schedule of exceptions to Article 3 of the Merger Agreement;

          (n) Financial information relating to E-Machine and Equipe Japan for the last three months of 1990, 1991 to 1996 and the first three quarters of 1997; and

          (o) Schedule of options to be issued to employees of Equipe.

                                 *     *     *

          PRI Automation, Inc. ("PRI") will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request. PRI may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.